================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K/A


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) April 1, 1997


                       PUBLIC SERVICE COMPANY OF COLORADO
                   ----------------------------------------
              (Exact Name of Registrant as Specified in Charter)


                                    Colorado
                             --------------------
                          (State or Other Jurisdiction
                                of Incorporation)


               1-3280                                  84-0296600
          ----------------                          -----------------
        (Commission File No.)                         (IRS Employer
                                                   Identification No.)


      1225 Seventeenth Street, Denver,  Colorado          80202
      ---------------------------------------------------------------
      (Address of Principal Executive Offices)         (Zip Code)


      Registrant's telephone number, including area code(303)  571-7511

================================================================================

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of business acquired.

The audited  consolidated  balance  sheets of  Yorkshire  Electricity  Group plc
("Yorkshire Electricity") as of March 31, 1996 and 1995 and the related consolidated profit and loss accounts, statements of total recognized gains and losses and statements of group cash flows for the years ended March 31, 1996, 1995, and 1994, together with the Report of Independent Public Accountants, as well as the unaudited Yorkshire Electricity Group balance sheets as of September 30,1996 and 1995 and the related summarized group profit and loss accounts, statements of total recognized gains and losses and summarized group cash flows statements for the six months ended September 30, 1996 and 1995 are attached hereto as Exhibit 99 and are incorporated herein by reference.

(b) Pro forma financial information.

Description of the transaction

The following is a description of the pro forma effects on the historical consolidated financial statements of Public Service Company of Colorado (the "Company") of the acquisition of Yorkshire Electricity by Yorkshire Holdings, a joint venture between the Company and American Electric Power ("AEP"). Total consideration paid by Yorkshire Holdings is approximately $2.4 billion (1.5 billion pounds sterling). Yorkshire Holdings is a wholly-owned subsidiary of Yorkshire Power Group Ltd. ("Yorkshire Power"), which is equally owned by subsidiary companies of the Company and AEP. The acquisition has been financed through a combination of approximately 25% equity and 75% debt, including the assumption of the existing debt of Yorkshire Electricity. The funds for the acquisition have been obtained from the Company's and AEP's investment in Yorkshire Power of approximately $360 million (220 million pounds sterling) each, with the remainder obtained by Yorkshire Power through the issuance of non-recourse debt. The Company has initially funded its entire equity investment in Yorkshire Power through $250 million of publicly issued medium-term notes with varying maturities and drawings of $110 million on its short-term lines of credit pursuant to its short-term credit agreement with Bank of America as agent. The investment will be accounted for under the equity method of accounting.

A limited number of adjustments are required to reflect the pro forma effects of the transaction; therefore, as permitted by Article 11 of Regulation S-X, the information required herein is presented in a narrative format.

Periods presented

Unaudited pro forma income statement information is provided for the twelve months ended December 31, 1996 and for the three months ended March 31, 1997 as if the transaction had been consummated on January 1, 1996 and January 1, 1997, respectively. Unaudited pro forma balance sheet information is provided as of March 31,1997 as if the transaction had been consummated on such date. The pro forma income statement information for the three months ended March 31, 1997 includes the Company's income statement for the three months ended March 31, 1997 and its equity in earnings of Yorkshire Power for the three months ended December 31, 1996.

Effects of pro forma adjustments on the Company's statements of income

The pro forma adjustments necessary to reflect the acquisition of Yorkshire Electricity on the Company's income statement include the recognition of equity in earnings of Yorkshire Power as well as an adjustment for interest expense on debt associated with the Company's investment in Yorkshire Power, net of related income taxes. The earnings of Yorkshire Power include the historical earnings of Yorkshire Electricity adjusted for the effects of purchase accounting (primarily the amortization of goodwill and higher depreciation on the revalued fixed assets) and interest expense on debt issued by Yorkshire Power associated with the acquisition, net of related income taxes. The Company's equity in the resulting earnings is 50%, the same as its ownership interest in Yorkshire Power.

Yorkshire Electricity's earnings, on the basis of United Kingdom generally accepted accounting principles, totaled 102.4 million pounds sterling ($159.8 million) for the twelve months ended December 31, 1996 and 19.6 million pounds sterling ($32.1 million) for the three months ended December 31, 1996. After giving effect to the preliminary allocation of the purchase price, the conversion of Yorkshire Power's earnings to United States generally accepted accounting principles and the impact of U.S. income tax benefits, the Company's earnings reflect an increase of approximately $19.3 million and $0.6 million for the twelve months ended December 31, 1996 and the three months ended March 31, 1997, respectively. The historic earnings of Yorkshire Electricity include the effect of a nonrecurring adjustment related to the write-off of certain computer development costs. Such costs, assuming United Kingdom generally accepted accounting principles, totaled 24.2 million pounds sterling (22.2 million pounds sterling, net of tax) for the twelve months and three months ended December 31, 1996.

Included in the Company's share of Yorkshire Power's earnings, among other things, are: 1) $5.2 million and $1.4 million, respectively, of increased depreciation due to the revaluation of Yorkshire Power's fixed assets; 2) $21.1 million and $5.4 million, respectively, of amortization of goodwill; 3) $62.4 million and $16.4 million, respectively, of interest expense associated with debt issued by Yorkshire Power in connection with the acquisition, and 4) $18.9 million associated with the nonrecurring write-off of certain computer development costs for the twelve months ended December 31, 1996 and the three months ended March 31, 1997. (All dollar amounts have been converted using the average exchange rates for the twelve months period and the three month period of $1.561/pound sterling and $1.636/pound sterling, respectively.)

The following table details the effect of the aforementioned pro forma adjustments (including the effect of interest expense related to the Company's equity investment in Yorkshire Power which has been initially funded with debt) on the Company's earnings available for common stock and earnings per share.

                           Twelve months ended      Three months ended
                            December 31, 1996         March 31, 1997
                         -------------------------------------------------
                          Earnings     Earnings    Earnings    Earnings
                          available   per share    available      per
                         for common      (1)      for common   share(1)
                            stock                    stock
                         (millions)               (millions)
Public Service Company     $ 178.5      $2.78        $59.9      $0.92
   of Colorado

Pro forma adjustments:

   Equity in earnings of      19.3                     0.6
   Yorkshire Power, net of
   U.S. tax benefits (2)

   Interest expense, net
   of tax                    (13.8)                   (3.4)

Pro forma result            $184.0      $2.87        $57.1      $0.88

     (1) Based on the average number of common shares outstanding of 64,187,000 and 65,122,000 for the twelve months ended December 31, 1996 and the three months ended March 31, 1997, respectively.

     (2) Includes a $18.9 million ($11.7 million after-tax or $0.18 per share) nonrecurring write-off of certain computer development costs for the twelve months ended December 31, 1996 and the three months ended March 31, 1997

Effects of Pro forma adjustments on the Company's balance sheet

While the acquisition of Yorkshire Power had not been completed at March 31, 1997, the Company had issued the $360 million in securities necessary to complete the transaction and included such proceeds in cash on the Company's consolidated balance sheet. Therefore, the Company's unaudited balance sheet at March 31, 1997 effectively reflects the investment in Yorkshire Power and no further adjustments would be required, except for a reclassification of approximately $360 million from cash to investments, at cost. At March 31, 1997, the Company's unaudited balance sheet reported total assets of approximately $4,913.0 million, notes payable and commercial paper of approximately $295.4 million and long-term debt of approximately $1,482.8 million.

(C) Exhibits.

The following exhibits are filed herewith:

      23      Consent of Independent Public Accountants

      99 Yorkshire Electricity Group plc Report and Financial Statements at March 31, 1996 and the Interim Financial Statements at September 30, 1996

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                      PUBLIC SERVICE COMPANY OF COLORADO

                                              /s/R. C. Kelly
                                          -----------------------------
                                                 R. C. Kelly
                                          Senior Vice President, Finance,
                                          Treasurer and Chief Financial Officer


Date:    June 13, 1997

                                                                     Exhibit 23






INDEPENDENT AUDTIORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 33-62233, 33-37431, 33-51167, and 33-54877 of Public Service Company of Colorado on Form S-3 and Registration Statement No. 33-55432 of Public Service Company of Colorado on Form S-8 of our report (on the consolidated financial statements of Yorkshire Electricity Group plc) dated 9 June 1997, appearing in this Interim Report on Form 8-K/A of Public Service Company of Colorado.




/s/ Deloitte & Touche
Deloitte & Touche
Leeds
United Kingdom
9 June 1997

                                                                     Exhibit 99









YORKSHIRE ELECTRICITY GROUP PLC


Report and Financial Statements

31 March 1996




Deloitte & Touche
Chartered Accountants
10-12 East Parade
Leeds LS1 2AJ
United Kingdom

                                                 YORKSHIRE ELECTRICITY GROUP PLC





TABLE OF CONTENTS

                                                                            Page




Statement of Directors' responsibilities                                     3



Auditors' report                                                             4



Consolidated profit and loss account                                         5



Consolidated balance sheet                                                   6



Consolidated cash flow statement                                             7



Statement of total recognised gains and losses                               8



Notes to the accounts                                                        9

                                                 YORKSHIRE ELECTRICITY GROUP PLC





STATEMENT OF DIRECTORS' RESPONSIBILITIES


The following statement, which should be read in conjunction with the auditors' statement of respective responsibilities of Directors and auditors, is made with a view to distinguishing for shareholders the respective responsibilities of the Directors and of the auditors in relation to the financial statements.

The Directors are required by the Companies Act 1985 to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the Company and the Group as at the end of the financial year and of the profit or loss for the financial year.

The Directors consider that, in preparing the financial statements on pages 5 to 39 on a going concern basis, the Company has used appropriate accounting policies, consistently applied and supported by reasonable and prudent judgements and estimates, and that all accounting standards which they consider to be applicable have been followed.

The Directors have responsibility for ensuring that the Company keeps accounting records which disclose with reasonable accuracy the financial position of the Company and which enable them to ensure that the financial statements comply with the Companies Act 1985.

The Directors have general responsibility for taking such steps as are reasonably open to them to safeguard the assets of the Group and to prevent and detect fraud and other irregularities.

AUDITORS' REPORT
TO THE DIRECTORS OF YORKSHIRE ELECTRICITY GROUP PLC

We have audited the accompanying consolidated balance sheets of Yorkshire Electricity Group plc and subsidiaries as at 31 March 1996 and 1995 and the related consolidated profit and loss accounts, statements of total recognised gains and losses and group cash flow statements for the years ended 31 March 1996, 1995 and 1994, all expressed in pounds sterling, which have been prepared under the historical cost convention, as modified by the revaluation of certain fixed assets, and the accounting policies set out in the notes to the financial statements.

Respective responsibilities of Directors and auditors

As described on page 3, these financial statements are the responsibility of the Company's Directors. It is our responsibility to form an independent opinion, based on our audits, on these financial statements and to report our opinion to you.

Basis of opinion

We conducted our audits in accordance with generally accepted auditing standards in the United Kingdom. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether caused by fraud or other irregularity or error. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the Directors, and of whether the accounting policies are appropriate to the circumstances of the Company and the Group, consistently applied and adequately disclosed, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

We planned and performed our audits so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion

In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the financial position of Yorkshire
Electricity Group plc and subsidiaries as at 31 March 1996 and 1995 and the results of their operations and their cash flows for the three years ended 31 March 1996 in conformity with generally accepted accounting principles in the United Kingdom (which differ in certain material respects from accounting principles generally accepted in the United States of America - see note 26).


/s/Deloitte & Touche
Deloitte & Touche
Chartered Accountants
10-12 East Parade
Leeds LS1 2AJ

9 June 1997

                                                 YORKSHIRE ELECTRICITY GROUP PLC


CONSOLIDATED PROFIT AND LOSS ACCOUNT
Year ended 31 March

                                             1996                1995       1994
                                              NGG
                                    Pre    Excep-
                                 Excep-    tional
                                 tional     Items
                           Note   Items   (Note 4)     Total     Total     Total
                                         (pound)millions
--------------------------------------------------------------------------------
TURNOVER                     2  1,426.0     (93.7)   1,332.3   1,459.3  1,307.9
Cost of sales                     969.1      (8.5)     960.6     991.7    880.4
                                  -----      ----      -----     -----    -----
Gross profit                      456.9     (85.2)     371.7     467.6    427.5

Distribution costs                157.3         -      157.3     154.5    140.5
Administrative expenses            88.6      13.0      101.6     108.2    136.1
Other operating income      3(b)   (5.4)        -       (5.4)    (22.8)    (8.4)
                                   ----      ----        ---     -----     ----
OPERATING PROFIT/(LOSS)     2&3   216.4     (98.2)     118.2     227.7    159.3
                                  -----     -----      -----     -----    -----
Share of (losses)/profits
 of associated undertakings:
Continuing                         (3.5)        -       (3.5)      0.3     (2.2)
Discontinued                          -         -          -     (17.8)   (20.3)
                                   ----      ----       ----     -----    -----
                                   (3.5)        -       (3.5)    (17.5)   (22.5)
Income from investment in NGG       8.9     118.3      127.2      18.6     17.4
Loss on disposal of subsidiary
  undertakings                     (2.5)        -       (2.5)        -        -
                                   ----      ----       ----      ----     ----

PROFIT ON ORDINARY ACTIVITIES
  BEFORE INTEREST                 219.3      20.1      239.4     228.8    154.2
                                  -----      ----      -----     -----    -----
Net interest payable           5  (20.1)      -        (20.1)    (11.8)    (5.2)

PROFIT ON ORDINARY ACTIVITIES
  BEFORE TAXATION                 199.2      20.1      219.3     217.0    149.0
                                  -----      ----      -----     -----    -----
Taxation                       7   52.1      37.5       89.6      55.3     41.1

PROFIT/(LOSS) ON ORDINARY
  ACTIVITIES AFTER TAXATION       147.1     (17.4)     129.7     161.7    107.9
                                  -----     -----      -----     -----    -----
Equity minority
  interests                         1.2         -        1.2       0.8      1.0

PROFIT/(LOSS) FOR THE
 FINANCIAL YEAR                   145.9     (17.4)     128.5     160.9    106.9
                                  -----     -----      -----     -----    -----
NGG distribution on equity
 shares                        8      -     289.1      289.1         -        -
                                   ----     -----      -----      ----     ----
Special dividend on equity
 shares                        8  184.9         -      184.9     188.0        -
                                  -----      ----      -----     -----     ----
Ordinary dividends on equity
  shares                       8   61.6         -       61.6      56.0     48.7
                                   ----      ----       ----      ----     ----

RETAINED (DEFICIT)/PROFIT FOR
  THE FINANCIAL YEAR          20 (100.6)   (306.5)    (407.1)    (83.1)    58.2
                                 ------    ------     ------     -----     ----

Earnings per ordinary
  share                        9   81.7p                71.9p     79.1p    51.5p
                                   ====                 ====      ====     ====

Turnover and operating profit for 1996, 1995 and 1994 are in respect of continuing operations.

                                                 YORKSHIRE ELECTRICITY GROUP PLC

CONSOLIDATED BALANCE SHEET
As at 31 March

                                     Note                        1996     1995
                                                               (pound)m (pound)m
                                                               -------- --------

FIXED ASSETS
Tangible assets                        10                       772.0     759.1
Investments                            11                       104.3     132.9
                                                                -----     -----
                                                                876.3     892.0
                                                                =====     =====
CURRENT ASSETS
Stocks                                 12                         4.3       5.3
Debtors                                13                       252.4     299.5
Investments                            14                       287.4     178.0
Cash at bank and in hand                                          1.1       7.5
                                                                  ---       ---
                                                                545.2     490.3
CREDITORS: amounts falling due
  within one year                   15&16                      (429.4)   (402.7)
                                                               ------    ------
NET CURRENT ASSETS                                              115.8      87.6
                                                                -----      ----
TOTAL ASSETS LESS CURRENT
  LIABILITIES                                                   992.1     979.6

CREDITORS: amounts falling
  due after more than one
  year                              15&16                      (423.7)   (304.5)
Provisions for liabilities and
  charges                           17&18                       (47.3)    (47.4)
                                                                -----     -----
NET ASSETS                              2                       521.1     627.7
                                                                =====     =====
CAPITAL AND RESERVES
Called up share capital                19                       108.1     104.5
Share premium account                  20                        10.5       3.4
Investment property revaluation
  reserve                              20                         1.7      10.9
Revaluation reserve                    20                        23.1      71.7
Capital redemption reserve             20                         0.1       0.0
Profit and loss account                20                       377.5     435.4
                                                                -----     -----
EQUITY SHAREHOLDERS' FUNDS                                      521.0     625.9
Equity minority interests                                         0.1       1.8
                                                                  ---       ---
                                                                521.1     627.7
                                                                =====     =====

                                                 YORKSHIRE ELECTRICITY GROUP PLC


CONSOLIDATED CASH FLOW STATEMENT
Year ended 31 March

                                     Note              1996     1995      1994
                                                     (pound)m  (pound)m (pound)m
                                                     -------   -------  -------
Net cash inflow from operating
  activities                         21(a)             225.8     214.4    278.2

Returns on investments and
  servicing of finance
Interest received                                       25.1      13.5     12.5
Interest paid                                          (45.9)    (18.6)   (24.5)
Dividends received                                     114.9      14.4     12.2
Dividends paid                                        (242.5)   (239.0)   (44.2)
                                                      ------    ------    -----
Net cash outflow from returns on
  investment and servicing of
  finance                                             (148.4)   (229.7)   (44.0)

Taxation
Corporation tax (including ACT)                        (97.6)    (23.4)   (40.2)
                                                       -----     -----    -----
Tax paid                                               (97.6)    (23.4)   (40.2)

Investing activities
Payments to acquire tangible
  fixed assets                                        (101.1)    (88.5)  (146.2)
Receipts from sale of tangible
  fixed assets                                          33.4       2.6      8.8
Purchase of associated
  undertakings                                             -     (11.4)   (20.6)
Purchase of other investments                          (25.0)    (30.3)    (0.8)
Receipts from sale of subsidiary
  undertakings                       21(e)              32.5         -        -
Loans to associated undertakings     11(c)               2.0     (23.7)   (10.3)
Receipts from sale of PSB                               52.6         -        -
Money market investments with a
  maturity greater than 3 months                        (3.5)     49.7    (31.8)
                                                        ----     -----     ----
Net cash outflow from investing
  activities                                            (9.1)   (101.6)  (200.9)
                                                        ----    ------   ------
Net cash outflow before financing                      (29.3)   (140.3)    (6.9)
                                                       -----    ------     ----
Financing
Issue of share capital                                  10.9       2.9      1.3
Repurchase of own shares                                (0.4)     (0.4)     -
New borrowings                                         163.7     196.4     90.9
Repayment of borrowings                                (47.1)    (16.5)   (65.9)
Issue/(repayment) of commercial
  paper                                                 41.3      (8.8)    (7.3)
Repayment of government debenture                          -         -   (126.0)
Repayment of bills of exchange                             -         -     (5.0)
                                                        ----      ----     ----
Net cash inflow/(outflow) from
  financing                          21(d)             168.4     173.6   (112.0)
                                                       -----     -----   ------
Increase/(decrease) in cash and
  cash equivalents                21(b)&(c)            139.1      33.3   (118.9)
                                                       =====     =====   ======

                                                 YORKSHIRE ELECTRICITY GROUP PLC

STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES
Year ended 31 March

                                                      1996      1995     1994
                                                    (pound)m  (pound)m  (pound)m
                                                    -------   -------   ------
Profit for the financial year                         128.5      160.9    106.9
Unrealised (deficit)/surplus on
  revaluation of investment
  properties                                          (6.6)        8.1      2.8
Gain on deemed disposal of part
  holding in associated
  undertaking                                          4.8           -        -
Surplus on revaluation of
  investment in NGG                                  233.2           -        -
Surplus on revaluation of
  investment in PSB                                   56.1           -        -
                                                      ----        ----     ----
Total recognised gains and losses
  for the year                                       416.0       169.0    109.7
                                                     =====       =====    =====



NOTE OF HISTORICAL COST PROFIT
Year ended 31 March

                                                       1996      1995     1994
                                                    (pound)m   (pound)m (pound)m

Reported profit on ordinary
  activities before taxation                          219.3      217.0    149.0
Investment property disposal                            2.6          -        -
Adjustment of administrative
  expenses to cost                                      6.9          -        -
Realisation of investment in PSB                       56.1          -        -
                                                       ----       ----     ----
Historical cost profit on
  ordinary activities before
  taxation                                            284.9      217.0    149.0
Taxation                                              (89.6)     (55.3)   (41.1)
Equity minority interests                              (1.2)      (0.8)    (1.0)
Dividends on equity shares                           (535.6)    (244.0)   (48.7)
Adjustment to restate NGG distribution to
  cost                                                274.9          -        -
                                                      -----       ----     ----
Historical cost
  (deficit)/profit for the year                       (66.6)     (83.1)    58.2
                                                      =====      =====     ====

                                                 YORKSHIRE ELECTRICITY GROUP PLC


NOTES TO THE ACCOUNTS
Year ended 31 March 1996


1.   ACCOUNTING POLICIES

     These financial statements have been prepared in accordance with applicable accounting standards generally accepted in the United Kingdom (which differ in certain material respects from accounting principles generally accepted in the United States of America - see note 26). The particular accounting policies adopted are described below.

     Basis of preparation

     The financial statements have been prepared under the historical cost convention (as modified by the revaluation of certain fixed asset investments and investment properties). Compliance with Statement of Standard Accounting Practice (SSAP) No. 19 `Accounting for investment properties' requires departure from the requirements of the Companies Act 1985 relating to depreciation and an explanation of the departure is given in note 1(v).

     Basis of consolidation

     The Group financial statements consolidate the financial statements of the Company and all its subsidiary undertakings. The results of subsidiaries acquired during the year are included from the date of acquisition.

     The accounts of subsidiary and associated undertakings are co-terminous with those of Yorkshire Electricity Group plc apart from those of certain subsidiaries and associated undertakings which have accounting reference dates between 30 April and 31 December for commercial reasons. Management accounts made up to 31 March 1996 are used for consolidation of such subsidiary and associated undertakings.

     Associated undertakings

     Investments, excluding those classified as subsidiaries, are regarded as associated undertakings where the Group has a long term interest in more than 20% of the equity and is in a position to exercise a significant influence over their affairs on a continuing basis. These are stated in the consolidated balance sheet at the Group's share of net assets after adjustment for goodwill or discount on acquisition. The consolidated profit and loss account includes the Group's share of the pre-tax profits and attributable taxation of the associated undertakings.

     Turnover

     Turnover represents the value of electricity and gas consumption during the year, which includes an estimate of the sales value of units supplied to customers between the date of the last meter reading and the year end and the invoice value of other goods and services provided, exclusive of value added tax.

     Under/over recovery of regulated income

     Where there is an over recovery of supply or distribution business revenues against the regulated maximum allowable amount, such over recoveries are deferred. The deferred amount is deducted from turnover and included in creditors. Where there is an under recovery, no anticipation of any potential future recovery is made.

     Tangible fixed assets and depreciation

     (i)    Tangible fixed assets

          Tangible fixed assets, other than investment properties are stated at cost less accumulated depreciation. Interest is capitalised for defined project finance.

                                                 YORKSHIRE ELECTRICITY GROUP PLC


NOTES TO THE ACCOUNTS
Year ended 31 March 1996

1.   ACCOUNTING POLICIES (continued)

     (ii)   Depreciation

          The charge for  depreciation  is  calculated  to write off assets over their estimated useful lives commencing in the year following acquisition or completion. The lives of each major class of depreciable asset are as follows:

     Distribution assets                          40 years
     Depreciation is charged at 3% for 20 years
      followed by 2% for the remaining 20 years
     Generation assets                            20 years
     Non-operational assets
      Buildings   - freehold                      Up to 60 years
                  - leasehold                     Lower  of  lease   period  or
                                                  remaining economic life up to
                                                  60 years
     Fixtures and equipment                       Up to 10 years
     Vehicles and mobile plant                    Up to 10 years
     Freehold land is not depreciated

     (iii)  Capital contributions

          Capital contributions on distribution assets are credited to the profit and loss account over a 40 year period at a rate of 3% for the first 20 years followed by 2% for the remaining 20 years.

     (iv)   Property clawback

          Arrangements have been put in place to entitle HM Government to a proportion of any property gain (above certain thresholds) accruing as a result of disposals, or events treated as disposals for clawback purposes, occurring after 31 March 1990 in relation to land in which the Company had an interest at that date (and, in certain circumstances, land in which the Company acquires an interest thereafter from other members of the electricity industry) and any buildings on that land. These arrangements will last until 31 March 2000.

          A provision for clawback in respect of property disposals is made only to the extent that it is probable that a liability will crystallise. Such a liability will crystallise when an actual or deemed disposal occurs.

     (v)    Investment properties

          In accordance with SSAP 19 investment properties are revalued annually and the aggregate surplus or deficit is transferred to a revaluation reserve with the exception of any permanent diminution below historic cost which is taken to the profit and loss account. No depreciation is provided in respect of investment properties.

          The Companies Act 1985 requires all properties to be depreciated. However, this requirement conflicts with the generally accepted accounting principle set out in SSAP 19. The Directors consider that, because these properties are not held for consumption, but for their investment potential, to depreciate them would not give a true and fair view, and that is necessary to adopt SSAP 19 in order to give a true and fair view.

          If this departure from the Act had not been made, the profit for the financial year would have been reduced by depreciation. However, the amount of depreciation cannot reasonably be quantified because depreciation is only one of many factors reflected in the annual valuation and the amount which might otherwise have been shown cannot be separately identified or quantified.

                                                 YORKSHIRE ELECTRICITY GROUP PLC


NOTES TO THE ACCOUNTS
Year ended 31 March 1996

1.   ACCOUNTING POLICIES (continued)

     Investments

     Fixed asset investments are stated at cost or valuation. Current asset investments are stated at the lower of cost and net realisable value. Investment income is included in the accounts of the year for which it is receivable.

     Stocks

     Stocks are valued at the lower of cost and net realisable value. The valuation of work in progress is based on the cost of labour plus appropriate overheads and the cost of materials.

     Research and development

     Research and general development expenditure is written off in the year in which it is incurred.

     Expenditure on the development of specific projects is carried forward when its recoverability can be foreseen with reasonable assurance and is amortised in line with the future life of the project.

     Deferred taxation

     Deferred taxation arises in respect of items where there is a timing difference between their treatment for accounting purposes and their treatment for taxation purposes. Provision for deferred taxation, using the liability method, is made to the extent that it is probable that the liability or asset will crystallise in the foreseeable future.

     Leases

     (i) As LESSEE rental costs under operating leases are charged to the profit and loss account in equal annual amounts over the periods of the leases.

     (ii) As LESSOR the Group's net investment in finance leases is stated at the total value of rentals receivable less finance charges allocated to future periods.

     Total gross earnings from finance leases are allocated so as to give a constant periodic rate of return on the net cash investment.

     Pension costs

     The pension costs incurred in respect of the Electricity Supply Pension Scheme are charged to the profit and loss account so as to spread the cost over the employees' estimated remaining working lives with the Group. Contributions to the Yorkshire Electricity Pension Plan, a defined contributions scheme, are charged to the profit and loss account as incurred.

     Goodwill

     Goodwill arising on consolidation, representing the excess of the purchase consideration of the businesses over the fair value of the net assets acquired, is set off against reserves in the year of acquisition.

     Capital instruments

     Capital instruments are initially carried at the amount of the net proceeds. The finance costs and issue expenses are allocated to the profit and loss account over the life of the debt at a constant rate on the carrying amount.

     Reporting the substance of transactions

     In accordance with Financial Reporting Standard (FRS) No. 5, transactions entered into by the Group are recorded in the financial statements taking into account their full commercial substance.

                                                 YORKSHIRE ELECTRICITY GROUP PLC


NOTES TO THE ACCOUNTS
Year ended 31 March 1996

2.    TURNOVER, OPERATING PROFIT AND NET ASSETS

Turnover for 1995/96 is all in respect of sales from continuing businesses to United Kingdom customers. Turnover, operating profit and net assets are attributable to the following activities:

                                Turnover                      Operating profit                     Net assets
                    ------------------------------------------------------------------------------------------------------
                                                                                            31 March   31 March   31 March
                          1996       1995       1994        1996       1995       1994        1996       1995       1994
                        (pound)m  (pound)m    (pound)m    (pound)m   (pound)m   (pound)m    (pound)m   (pound)m   (pound)m

Distribution             334.4        362.3       347.8      164.7       173.3      134.9      520.5       494.6      452.7
Electricity supply     1,308.7      1,343.2     1,220.0       30.5        21.9       14.0       36.9        54.2       (4.0)
Other (including
 effects of NGG
 customer discounts)      63.8        156.8       162.4      (77.0)       32.5       10.4      105.5       114.5      141.4
Less:
Inter-activity sales*   (374.6)      (403.0)     (422.3)         -           -          -          -           -          -
Non-allocated net
  assets                     -            -           -          -           -          -     (141.8)      (35.6)     107.5
                          ----         ----        ----       ----        ----       ----     ------       -----      -----
                       1,332.3      1,459.3     1,307.9      118.2       227.7      159.3      521.1       627.7      697.6
                       =======      =======     =======      =====       =====      =====      =====       =====      =====

*Inter-activity sales relate mainly to sales by the Distribution business for use of system to the Supply business and also include transfer pricing sales made between the different businesses.

Turnover in respect of the Supply and Distribution businesses excludes revenues in excess of the regulated maximum allowed amount.

                                                 YORKSHIRE ELECTRICITY GROUP PLC


NOTES TO THE ACCOUNTS
Year ended 31 March 1996

3.    OPERATING PROFIT

                                                        1996     1995     1994
                                                      (pound)m (pound)m (pound)m
                                                      -------  -------  -------
     (a) Operating profit is stated after
         charging/(crediting):

        Employment costs (note6(a))                     72.9      93.3     99.1
        Depreciation                                    40.9      39.5     32.9
        Profit on sale of
          tangible assets                               (2.4)     (1.8)    (0.3)
        Other operating lease
          rentals                                        5.4       7.6      8.2
        Rationalisation costs                              -       8.7     43.5
        Research and development                         1.1       4.2      4.7
        Investment property write downs                    -       3.5        -
        Auditors' remuneration
          Audit fees                                     0.1       0.1      0.1
          Other fees                                     0.4       0.2      0.1
                                                         ===       ===      ===
     (b)    Other operating income consists of:

        Compensation payment from Stockholm
         Stadshus AB                                       -      17.1        -
        Investment property rental                       5.3       5.5      2.7
        Ancillary services                               0.1       0.2        -
        Participation premium                              -         -      5.7
                                                         ---       ---      ---
                                                         5.4      22.8      8.4
                                                         ===      ====      ===

4.    NATIONAL GRID GROUP PLC

     At 1 April 1995 the Group held 9.2% of the issued share capital of National Grid Group plc ("NGG"), formerly National Grid Holding plc, which was held in the balance sheet at (pound)71.7m. During the year the majority of the investment was realised and distributed to shareholders, in addition domestic customers received a discount. The transactions which comprise the NGG distribution were:

     (a) In December 1995 special dividends of (pound)118.3m (gross) were paid by NGG to the Group. (pound)15.8m of which was re-subscribed for additional shares.

     (b) In December 1995 NGG became a company listed on the London Stock Exchange. The Group revalued its investment to market value of (pound)320.7m.

     (c) During December 1995 the Group made a distribution in specie to its shareholders of approximately 90% of its interest in NGG's issued ordinary share capital, with a market value of (pound)289.1m.

     (d) Following the Listing of NGG, domestic customers received a discount of approximately (pound)50 (plus VAT) during the early part of 1996. This resulted in a reduction in gross profit of (pound)85.2m.

     (e) On 17 November 1995 a specie dividend of NGG's holding in PSB Holdings Limited ("PSB") was made. Following this the Group's investment in PSB was recognised at its estimated market value of (pound)56.1m. Subsequently, on 21 December 1995 this investment was realised.

                                                 YORKSHIRE ELECTRICITY GROUP PLC


NOTES TO THE ACCOUNTS
Year ended 31 March 1996




4.   NATIONAL GRID GROUP PLC (continued)

     (f) In order that holders of options in Yorkshire Electricity shares were not disadvantaged by the above arrangements, the Directors established a new employee share trust. The trustee has purchased NGG shares from the Company. Upon the exercise of options (granted prior to 8 December
          1995) under the Savings-Related Share Option Scheme and Executive Share Option Scheme, the trustee transfers to the relevant option holder such number of NGG shares (or if required by the option holder Yorkshire Electricity shares of equivalent value) as the option holder would have been entitled to receive had the shares under option been issued and allotted on the date of the distribution. This compensation along with other costs related to the distribution, resulted in a charge to the profit and loss account for the year of(pound)13.0m. The number of shares held by the trust at 31 March 1996 was 642,819 NGG ordinary 10p shares, with a market value of(pound)1,234,212 and 811 Yorkshire Electricity Group plc ordinary 68 2/11p shares with a market value of(pound)6,593.

     The charge to the profit and loss account in respect of taxation on the above transactions is (pound)37.5m. This comprises a corporation tax charge arising from the distribution of (pound)49.4m, tax on NGG dividends of (pound)20.6m, offset by corporation tax reductions relating to the customer discount and other expenses of (pound)32.5m.


5.    NET INTEREST PAYABLE

                                                        1996     1995     1994
                                                      (pound)m (pound)m (pound)m
                                                      ------   -------  -------
     Interest payable:

     On bank loans, overdrafts and other
      loans (wholly repayable within five years)       (36.4)    (13.6)   (14.7)
     On other loans                                     (9.3)     (9.7)    (9.2)
     Less amounts capitalised                              -         -      5.9
                                                        ----      ----      ---
                                                       (45.7)    (23.3)   (18.0)
     Interest receivable                                25.6      11.5     12.8
                                                        ----      ----     ----
                                                       (20.1)    (11.8)    (5.2)
                                                       =====     =====     ====

                                                 YORKSHIRE ELECTRICITY GROUP PLC


NOTES TO THE ACCOUNTS
Year ended 31 March 1996

6.    DIRECTORS AND EMPLOYEES

                                                        1996     1995     1994
                                                      (pound)m (pound)m (pound)m
                                                      -------  -------  -------
     (a)    Employment costs

        The aggregate remuneration of all employees,
         including the Directors of the Company,
         comprised:
        Wages and salaries                              87.7      95.7    104.3
        Social security costs                            9.1       7.9      8.7
        Other pension costs                              6.7      11.2     14.9
                                                         ---      ----     ----
                                                       103.5     114.8    127.9
        Less: Charged as capital expenditure           (30.6)    (21.5)   (28.8)
                                                       -----     -----    -----
        Charged to the profit and loss
         account                                        72.9      93.3     99.1
                                                        ====      ====     ====
     (b)    Number of employees

        (i) The average number of employees
          (headcount), including Directors, during
          the year was:
                                                        1996     1995     1994
                                                         No.      No.      No.
                                                         ---      ---      ---

          Distribution and Electricity Supply          3,482     3,625    3,978
          Other                                          812     1,299    1,786
                                                         ---     -----    -----
                                                       4,294     4,924    5,764
                                                       -----     -----    -----
        (ii)The full time equivalent number of
          employees, including Directors, as at
          31 March was:

          Distribution and Electricity Supply          3,262     3,403    3,680
          Other                                          645     1,164    1,463
                                                         ---     -----    -----
                                                       3,907     4,567    5,143
                                                       -----     -----    -----
     (c)    Directors
        The following table shows the aggregate of Directors' emoluments and other payments

                                                        1996     1995     1994
                                                           (pound)thousands
                                                           ----------------

        Fees                                           170.5     147.2    127.0
        Fixed remuneration                             597.5     535.0    557.1
        Performance-related incentives                 155.4     214.0    127.5
        Taxable benefits/expenses                      122.1      83.2     45.6
        Pension contributions                           65.8      91.0     80.4
                                                        ----      ----     ----
                                                     1,111.3   1,070.4    937.6
                                                     =======   =======    =====

                                                 YORKSHIRE ELECTRICITY GROUP PLC


NOTES TO THE ACCOUNTS
Year ended 31 March 1996

6.   DIRECTORS AND EMPLOYEES (continued)

     The following table shows emoluments, including bonuses, of individual Directors for the year ended 31 March.

                                                           1996                                                   1995        1994

                                    Performance incentives
                       Fees/fixed                     Share           Taxable       Pension
                       remuneration   Bonus        incentive*   benefits/expenses contributions      Total        Total        Total
                      (pound)/thousands  (pound)/thousands      (pound)thousands  (pound)thousands (pound)thousands (pound)thousands

     Chairman
     C Hampson             100.0          -            -               32.5           -              132.5         70.9         -
     J S Tysoe               -            -            -                -             -                -           34.7       124.7

     Executive
      Directors
     J M Chatwin           207.5         12.5         41.5             24.7          22.8            309.0        316.9       262.9
     A W J Coleman         140.0          8.4         28.0             22.2          15.4            214.0        211.4       174.7
     G J Hall              125.0          7.5         25.0             21.9          13.8            193.2        187.9       154.2
     P B Morgan            125.0          7.5         25.0             20.8          13.8            192.1        185.8       149.1

     Non-Executive
      Directors
     Lady Eccles            21.0          -            -                -             -               21.0         18.9        18.0
     J N Hardman            21.0          -            -                -             -               21.0         18.8        18.0
     J A Rigg                7.1          -            -                -             -                7.1         18.9        18.0
     Sir Philip Beck        17.9          -            -                -             -               17.9          6.2         -
     J V H Robins            3.5          -            -                -             -                3.5          -           -
     D B Clark               -            -            -                -             -                -            -          18.0
                         -----------------------------------------------------------------------------------------------------------
                           768.0         35.9        119.5            122.1          65.8          1,111.3      1,070.4       937.6
                         ===========================================================================================================

     *Share Incentive - this figure represents the amount payable to the Trustee of the Share Incentive Scheme (described below) in respect of the year and is based on a multiplier of 1.0, whereas accrued rights in accordance with the Scheme relate in each case to only 50% of the shares acquired by the Trustee.

                                                 YORKSHIRE ELECTRICITY GROUP PLC


NOTES TO THE ACCOUNTS
Year ended 31 March 1996

6.   DIRECTORS AND EMPLOYEES (continued)

     Mr J M Chatwin was the highest paid Director for both years.

     Sir  Philip  Beck  and Mr J V H  Robins  were  appointed  as  Non-Executive
     Directors   of  the  Company  on  25  May  1995  and  on  25  January  1996
     respectively. Mr J A Rigg retired on 1 August 1995, Mr J S Tysoe was Chairman until 30 September 1994. Mr C Hampson was appointed Chairman from 1 October 1994.

     The Directors' remuneration (including taxable benefits but excluding employer's pension contributions) was in the ranges:

                                                     1996       1995      1994
                                                      No.        No.       No.
                                                      ---        ---       ---

     (pound)0,001   -  (pound)5,000                     1         -          -
     (pound)5,001   -  (pound)10,000                    1         1          -
     (pound)15,001  -  (pound)20,000                    1         3          4
     (pound)20,001  -  (pound)25,000                    2         -          -
     (pound)30,001  -  (pound)35,000                    -         1          -
     (pound)70,001  -  (pound)75,000                    -         1          -
     (pound)120,001 -  (pound)125,000                   -         -          1
     (pound)130,001 -  (pound)135,000                   1         -          1
     (pound)135,001 -  (pound)140,000                   -         -          1
     (pound)155,001 -  (pound)160,000                   -         -          1
     (pound)165,001 -  (pound)170,000                   -         2          -
     (pound)175,001 -  (pound)180,000                   2         -          -
     (pound)190,001 -  (pound)195,000                   -         1          -
     (pound)195,001 -  (pound)200,000                   1         -          -
     (pound)230,001 -  (pound)235,000                   -         -          1
     (pound)280,001 -  (pound)285,000                   -         1          -
     (pound)285,001 -  (pound)290,000                   1         -          -
                                                      ---       ---        ---
                                                       10        10          9
                                                      ===       ===        ===

     The beneficial interests of each Director in the ordinary shares of the Company according to the register kept by the Company under Section 325 of the Companies Act 1985 are set out in the tables below:

                              31 March 1996                1 April 1995
                          or date of retirement       or date of appointment
                                 Sharesave   Under           Sharesave   Under
                         Issued    Scheme   option   Issued    Scheme   option
                         ------    ------   ------   ------    ------   ------
     C Hampson             3,000        -         -    1,000        -         -
     J M Chatwin          28,958      629   111,482   34,496    5,100   111,482
     A W J Coleman        12,690      629    61,718   24,092    5,100    61,718
     G J Hall             27,972      629    54,928   32,447    5,100    54,928
     P B Morgan           37,947      629    51,289   10,926    5,100    98,158
     Lady Eccles           2,933        -         -    3,520        -         -
     J N Hardman           1,867        -         -      242        -         -
     Sir Philip Beck       2,573        -         -       88        -         -
     J V H Robins          1,000        -         -        -        -         -
     J A Rigg                880        -         -      880        -         -

                                                 YORKSHIRE ELECTRICITY GROUP PLC


NOTES TO THE ACCOUNTS
Year ended 31 March 1996

6.   DIRECTORS AND EMPLOYEES (continued)

     Except as indicated below, there have been no changes in the interests of the Directors in the ordinary shares of the Company between the year end and 4 June 1996:

                                                             Sharesave   Under
                                                     Issued    Scheme   option
                                                     ------    ------   ------

     J M Chatwin                                     29,376      629   111,482
     P B Morgan                                      38,338      629    51,289

     The number of ordinary shares held in trust under the Share Incentive Scheme and the movements in the year were:

                                                   Adjustment
                                        Dividends      due to     Paid
                        At  Investment   received consolidation     to      At
                   1 April  in respect        and    of share    Direc  31 March
                      1995  of 1994/95 reinvested     captial     tors     1996
                    ------  ---------- ----------  -----------   -----  -------

     J M Chatwin         -       6,151       2,506   (1,278)         -    7,379
     A W J Coleman       -       4,046       1,643     (840)         -    4,849
     G J Hall            -       3,561       1,443     (739)         -    4,265
     P B Morgan          -       3,561       1,443     (739)         -    4,265

     Accrued rights in accordance with the Scheme relate in each case to only 50% of the number of shares shown above.

                                                 YORKSHIRE ELECTRICITY GROUP PLC


NOTES TO THE ACCOUNTS
Year ended 31 March 1996

6.   DIRECTORS AND EMPLOYEES (continued)

     Share options including share options granted to or exercised in 1995/96 by the Directors were as follows:


                               Number of share                               Market        Date
                         At         options              At                price at        from
                    1 April    during the year     31 March   Exercise      date of       which         Expiry
                       1995   Granted  Exercised       1996    Price       exercise     exercisable       date


     J M Chatwin     88,930       -           -     88,930#     478.0p           -        21/12/95       21/12/02
                     22,552       -           -     22,552#     782.0p           -        23/01/98       23/01/05
                      5,100*      -       5,100+         -      175.0p         793.5p     01/03/96       31/08/96
                          -     629*          -        629*     548.0p           -        22/03/01       21/09/01

     AWJ Coleman     56,465       -           -     56,465#     478.0p           -        21/12/95       21/12/02
                      5,253       -           -      5,253#     782.0p           -        23/01/98       23/01/05
                      5,100*      -       5,100+         -      175.0p         793.5p     01/03/96       31/08/96
                          -     629*          -        629*     548.0p           -        22/03/01       21/09/01

     G J Hall        48,759       -           -     48,759#     478.0p           -        21/12/95       21/12/02
                      6,169       -           -      6,169#     782.0p           -        23/01/98       23/01/05
                      5,100*      -       5,100+         -      175.0p         793.5p     01/03/96       31/08/96
                          -     629*          -        629*     548.0p           -        22/03/01       21/09/01

     P B Morgan      16,771       -      16,771          -      287.0p         828.0p     23/01/94       23/01/01
                     30,098       -      30,098          -      371.0p         828.0p     28/01/95       28/01/02
                     42,394       -           -     42,394#     478.0p           -        21/12/95       21/12/02
                      8,895       -           -      8,895#     782.0p           -        23/01/98       23/01/05
                      5,100*      -       5,100+         -      175.0p         793.5p     01/03/96       31/08/96
                          -     629*          -        629*     548.0p           -        22/03/01       21/09/01

     *Grant of options under the Savings-Related Share Options Scheme.

     +Upon exercise of the Yorkshire Electricity options, the option holder also received 3,858 NGG shares (or Yorkshire Electricity shares of equivalent value), as described in note 4 (page 13). At the date of exercise NGG shares had a market value of 195.5p. The total value of the NGG shares has been included in taxable benefits/expenses above.

     #Upon exercise of these options, the option holder will receive 0.7566 NGG shares for every Yorkshire Electricity share option exercised (or Yorkshire Electricity shares of equivalent value). The market value of NGG shares at 29 March 1996 was 194.8p per share.

     The opening price of Yorkshire Electricity's ordinary shares on 3 April 1995 was 606.0p per share and the closing price on 29 March 1996 was 813.0p per share. The lowest and highest market prices per Yorkshire Electricity share during the year were 604.0p and 954.0p respectively.

                                                 YORKSHIRE ELECTRICITY GROUP PLC


NOTES TO THE ACCOUNTS
Year ended 31 March 1996

6.   DIRECTORS AND EMPLOYEES (continued)

     Further details of Employee Share Schemes generally are set out in note 19.

     Bonus Scheme and Share Incentive Scheme

     During 1994/95 Yorkshire Electricity introduced new bonus and share incentive schemes for Executive Directors. These schemes were designed to reflect real growth in earnings per share (eps) and, in the case of the share incentive scheme, longer-term overall shareholder value. The schemes were scheduled to operate from 1994 to 1998 and are subject to the overall discretion of the Remuneration Committee, (inter alia) to amend the schemes to take account of any changes in circumstances following adoption.

     The bonus scheme operates on an annual basis to reflect real growth in eps over the previous year based on the audited accounts of the Company. No bonus is to be paid unless eps shows real growth over the previous year and payment can range from 0 to 20 per cent of base salary. Bonus payments do not form part of pensionable earnings.

     The Executive Long Term Share Incentive Scheme (the "Share Incentive Scheme") was designed to operate so that amounts calculated by reference to a formula based on real growth in eps but not exceeding 20 per cent of base salary could be transferred to independent trustees to be utilised in the purchase of shares in the market. The formula recognised that performance in any one year may not necessarily reflect the longer-term achievements and therefore incorporated provisions designed to balance the eps over a four-year period. It was intended that, at the conclusion of the four-year period, a multiplier would be applied to the total number of shares accumulated. It was intended that the multiplier would be determined on the basis of a further formula to establish the position of Yorkshire Electricity in a league table of Regional Electricity Companies, such league table reflecting overall shareholder value through growth in market value over the period plus dividends. The multiplier used would vary from
     0.5 to 2.0 and it was intended that any shares resulting from the scheme would only be transferred to the Executive Directors after the accounts for 1997/98 had been audited.

     Details of the bonus scheme to operate from 1996/97 are set out in the Report of the Remuneration Committee. It is proposed that the share incentive scheme should be revised in accordance with the principles set out in the Report of the Remuneration Committee. Any accrued rights under the scheme would therefore be transferred at the end of the year three and would (if applicable) be incorporated into the number of shares to be transferred pursuant to the revised arrangements.

     The costs of the schemes are charged against profit. The treatment of the share incentive scheme is complicated by the output relative performance criteria and each year the Directors will, on the basis of information available, make the appropriate provision in the accounts. For the years 1994/95 and 1995/96 provisions are made on the basis of the existing scheme and, subject to shareholders' approval of the revised scheme, any adjustments to the provisions required in relation to the revised scheme for such years will be made in 1996/97. For the second year of the scheme the provision has been based on a multiplier of 1.0.

                                                 YORKSHIRE ELECTRICITY GROUP PLC


NOTES TO THE ACCOUNTS
Year ended 31 March 1996


7.    TAX ON PROFIT ON ORDINARY ACTIVITIES

                                                        1996     1995     1994
                                                      (pound)m (pound)m (pound)m

     Taxation on profit for the year:

     UK corporation tax at 33% (1994 and
      1995 - 33%)                                       53.5      57.4     39.0
     Tax on franked investment income                    1.8       3.7      3.6
     Associated undertakings                             0.2       0.9     (1.1)
                                                         ---       ---     ----
                                                        55.5      62.0     41.5
     Adjustment in respect of earlier years:

     Parent and subsidiary undertakings                 (4.5)     (6.7)    (0.4)
     Associated undertakings                             1.1         -        -
                                                         ---       ---      ---
                                                        52.1      55.3     41.1

     Tax on NGG transactions                            37.5         -        -
                                                        ----       ---      ---
                                                        89.6      55.3     41.1
                                                        ====      ====     ====

     The tax charge for the year has increased as it includes corporation tax of(pound)49.4m (1995 and 1994 - nil) attributable to the taxable gain arising from the distribution of NGG shares. This charge has been included within the Group profit and loss account for the year so that the full costs of the distribution are reflected therein.

     The tax charge has reduced by (pound)12.3m (1995 - (pound)15.3m; 1994 - (pound)23.8m) as a result of accelerated capital allowances and increased by (pound)6.9m (1995 - (pound)5.8m; 1994 - (pound)20.0m) as a result of provisions disallowed for corporation tax purposes. No deferred tax has been provided in respect of these items.

8.    DIVIDENDS

                                                        1996     1995     1994
                                                      (pound)m (pound)m (pound)m

     NGG distribution                                    289.1       -        -

     Special dividend of 100.00p per 56 9/11p
      ordinary share (1995 90.00p per 50p
      ordinary share; 1994 - nil)                        184.9     188.0      -

     Interim dividend of 11.88p per consolidated
      ordinary share (1995 9.00p; 10.80p on an
      equivalent basis; 1994 6.90p; 9.41p on
      an equivalent basis)                                18.3      16.6   14.3

     Proposed final dividend of 27.30p per
      consolidated ordinary share payable on
      1 October 1996 (1995 21.42p; 25.70p on
      an equivalent basis; 1994 16.58p;
      22.61p on an equivalent basis)                      43.3      39.4   34.4
                                                          ----      ----   ----
                                                         535.6     244.0   48.7
                                                         =====     =====   ====

     In January 1996 the share capital was consolidated on the basis of 5 new 68 2/11p ordinary shares for every six existing 56 9/11p ordinary shares.

                                                 YORKSHIRE ELECTRICITY GROUP PLC


NOTES TO THE ACCOUNTS
Year ended 31 March 1996


9.    EARNINGS PER ORDINARY SHARE

     During the year the Company paid a special dividend of (pound)184.9m and at the same time carried out a consolidation of its share capital. These transactions were designed and intended to achieve the same overall effect on the Company's capital structure as a general buy-back of shares but in a way in which all shareholders could participate. Accordingly, the Directors consider it appropriate to present the Company's earnings per share on the basis that in substance a share buy-back has occurred. The weighted average number of shares in issue during the period has been calculated on this basis.

     Earnings per share are based on the earnings in the year of (pound)128.5m (1995 - (pound)160.9m; 1994 - (pound)106.9m) and calculated on the weighted average number of 178,601,814 ordinary shares in issue (1995 - 203,383,198; 1994 - 207,450,851).

     The earnings per share would have been 83.4p (1995 - 105.2p; 1994 - 70.3p) if it had been calculated on the basis that the share consolidation had occurred at the commencement of the period.

     Earnings per share, pre NGG exceptional items, is based on earnings of (pound)145.9m and calculated on the weighted average number of 178,601,814 ordinary shares in issue. The earnings figure has been adjusted for the NGG exceptional items as shown in the profit and loss account.

                                                 YORKSHIRE ELECTRICITY GROUP PLC


NOTES TO THE ACCOUNTS
Year ended 31 March 1996

10.   TANGIBLE FIXED ASSETS

                     Invest-                     Non Op         Deduct:
                        ment                    Land and        Capital      `
                    Proprer-  Genera-  Distri-   Build-         Contri-
                        ties     tion   bution     ings  Other  butions   Total
                    (pound)m (pound)m (pound)m  (pound)m      (pound)m  (pound)m

Cost or valuation
At 1 April 1995         75.1   129.0   1,007.7    46.6   125.2  (202.9) 1,180.7
Additions                1.8     1.1      84.5     6.6    23.6    26.2)    91.4
Disposals              (28.8)    -        (3.7)   (1.4)   (5.2)    0.1    (39.0)
Reclassification         2.7    (1.7)      -      (2.3)    1.3     -        -
Revaluation
  adjustment            (6.6)    -         -       -       -       -       (6.6)
                        ----   -----      ----    ----    ----    ----     ----
At 31 March 1996        44.2   128.4   1,088.5    49.5   144.9  (229.0) 1,226.5
                        ----   -----   -------    ----   -----  ------  -------
Depreciation
At 1 April 1995          -       6.2     369.8    11.4    77.8   (43.6)   421.6
Disposals                -       -        (3.7)   (0.3)   (4.1)    0.1     (8.0)
Reclassification         -      (0.2)      -       -       0.2     -        -
Charge for the year      -       6.3      27.1     0.9    12.6    (6.0)    40.9
                        ----     ---      ----     ---    ----    ----     ----
At 31 March 1996         -      12.3     393.2    12.0    86.5    (49.5)  454.5
                        ----    ----     -----    ----    ----    -----   -----
Net book amount
At 31 March 1996        44.2   116.1     695.3    37.5    58.4   (179.5)  772.0
                        ====   =====     =====    ====    ====   ======   =====
At 31 March 1995        75.1   122.8     637.9    35.2    47.4   (159.3)  759.1
                        ====   =====     =====    ====    ====   ======   =====

     Included in fixed assets at 31 March 1996 are assets in the course of construction amounting to (pound)16.7m (31 March 1995(pound)14.7m) and land of(pound)6.3m (31 March 1995(pound)5.6m) which are not depreciated. Capitalised net interest of(pound)10.9m (31 March 1995(pound)10.9m) is included in fixed assets at 31 March 1996.

                                                 YORKSHIRE ELECTRICITY GROUP PLC


NOTES TO THE ACCOUNTS
Year ended 31 March 1996

10.  TANGIBLE FIXED ASSETS (continued)

     The net book amount of non-operational land and buildings comprises:

                                                            31 March    31 March
                                                                1996       1995
                                                              (pound)m  (pound)m

     Freehold                                                    28.4     25.8
     Long leasehold                                               9.1      9.4
                                                                  ---      ---
                                                                 37.5     35.2
                                                                 ====     ====

     Investment Properties are revalued annually by employees of the Group who are members of either the Royal Institution of Chartered Surveyors or the Incorporated Society of Valuers and Auctioneers. The basis of the valuation is open market value in existing use. The aggregate surplus or deficit is transferred to a revaluation reserve with the exception of any permanent diminution below historic cost which is taken to the profit and loss account. In compliance with the requirements of SSAP 19 no depreciation or amortisation is provided in respect of freehold and leasehold investment properties. If the properties included at valuation had been included at historical cost this would have resulted in a decrease in value of(pound)1.7m (31 March 1995 (pound)10.9m).

                                                 YORKSHIRE ELECTRICITY GROUP PLC


NOTES TO THE ACCOUNTS
Year ended 31 March 1996

11.   FIXED ASSET INVESTMENTS

     (a)    Fixed asset investments

                                                             31 March   31 March
                                                                 1996      1995
                                                               (pound)m (pound)m

     National Grid Group plc at valuation                        24.4     71.7
     Subsidiary undertakings                                      -        -
     Associated undertakings                                     14.0     29.9
     Other investments at cost                                   65.8     31.3
     Own shares                                                   0.1      -
                                                                  ---     ----
                                                                104.3    132.9

     (b)    National Grid Group plc and other investments

                                                                 NGG      Other
                                                               (pound)m (pound)m

    At 1 April 1995                                              71.7     31.3
     Additions                                                   15.8     11.3
     Reclassification from
      associated undertaking                                      -       23.2
     Revaluation                                                233.2      -
     Distribution to shareholders                              (289.1)     -
     Compensation to option holders                              (7.2)     -
                                                                 ----     ----
     At 31 March 1996                                            24.4     65.8
                                                                 ====     ====

     The Company's shareholding in National Grid Group plc at 31 March 1995 was at Directors' valuation, with the original cost of the shareholding being nil. During the year, the shareholding was revalued to its market value prior to the distribution in specie of approximately 90% to shareholders. The historic cost of the shares held as at 31 March 1996 was (pound)1.3m. The shares are listed on the London Stock Exchange and the market value at 29 March 1996 was (pound)22.5m.

     The Group's interest in Ionica L3 Ltd has been reclassified as an investment following the reduction in its shareholding to below 20% (see note 11(c)).

     During the year, the Group invested a further (pound)11.0m in the Armada Gas Field.

                                                 YORKSHIRE ELECTRICITY GROUP PLC


NOTES TO THE ACCOUNTS
Year ended 31 March 1996


11.  FIXED ASSET INVESTMENTS (continued)

     (c)    Associated undertakings

                                                  Share of
                                                 net assets      Loans    Total
                                                  (pound)m    (pound)m  (pound)m

     At 1 April 1995                                   3.2       35.9      39.1
     Additions at cost                                   -        7.2       7.2
     Reclassification                                 21.4      (21.4)        -
     Deemed sale proceeds                              6.3        -         6.3
     Loss for the year                                (6.0)       -        (6.0)
     Repaid                                            -         (9.2)     (9.2)
     Dividends received                               (0.2)       -        (0.2)
     Reclassification to other
      investments                                    (23.2)       -       (23.2)
                                                     -----       ----     -----
     At 31 March 1996                                  1.5       12.5      14.0
                                                       ===       ====      ====
     Provisions
     At 1 April 1995                                   -         (9.2)     (9.2)
     Utilised in year                                  -          1.2       1.2
     Reclassification as
      provisions for
      liabilities and charges                          -          8.0       8.0
                                                      ----        ---       ---
     At 31 March 1996                                  -          -         -
                                                      ====       ====      ====
     Net book value
     At 31 March 1996                                  1.5       12.5      14.0
                                                       ===       ====      ====
     At 31 March 1995                                  3.2       26.7      29.9
                                                       ===       ====      ====

     During the year the Group reduced its interest in Ionica L3 Ltd from 27.14% to 19.3%, as a consequence of not participating in the latest issue of equity finance, giving rise to a deemed disposal. The deemed sale proceeds, being the difference between the carrying amount of net assets of the associate attributable to the Group's interest before the reduction and after the reduction was (pound)6.3m. This resulted in a gain on the deemed disposal of (pound)4.8m, after attributing goodwill previously written off against reserves of (pound)1.5m.

     On 7 May 1995 the business and certain assets of our retailing joint venture, Homepower Retail Ltd were sold. The brought forward provision against the investment in associated undertakings relates to the investment in Homepower Retail Ltd, part of which has now been reclassified as provisions for liabilities and charges (note 17).

     The  aggregate  net  losses  retained  for  associated   undertakings  were
     (pound)36.8m (31 March 1995 (pound)30.8m).

                                                 YORKSHIRE ELECTRICITY GROUP PLC


NOTES TO THE ACCOUNTS
Year ended 31 March 1996


11.  FIXED ASSET INVESTMENTS (continued)

     (d)    Principal subsidiary and associated undertakings

     The principal subsidiary and associated undertakings incorporated and operating in the United Kingdom (unless otherwise indicated) at 31 March 1996 are shown below:

                                Class of   %equity
                                 capital      held         Principal activities

     Principal subsidiary
      undertaking

     Scarcroft Insurance Ltd
      (Registered in Guernsey)  Ordinary  100%                         Insurance

     Yorkshire Electric Power
      Ltd                       Ordinary  100%    Holding company for generation
                                                                      activities

     Regional Power Generators
      Ltd                       Ordinary   75%*     Operation of CCGT generation
                                                                         station

     Yorkshire Energy Ltd       Ordinary  100%*        Gas investment and supply

     Cyril Exelby Ltd           Ordinary  100%         Electrical and mechanical
                                                         construction and design

     Scarcroft Leasing Ltd's    Ordinary  100%                           Leasing
      (various)

     Scarcroft Investments Ltd  Ordinary  100%                   Holding company

     Scarcroft Holdings         Ordinary  100%                   Holding company

     YE Gas Ltd                 Ordinary  100%                     Supply of gas

     Yorkshire Cogen Ltd        Ordinary  100%*    Construction and operation of
                                                           CHP generating plants

     Principal associated undertaking

     Yorkshire Windpower Ltd    Ordinary   50%*    Construction and operation of
                                                                       windfarms

     Torch Communications Ltd   Ordinary   50%*Development of telecommunications
                                                                        services


     Shareholdings in the companies marked * are held by subsidiaries of Yorkshire Electricity Group plc.


12.   STOCKS

                                                           31 March     31 March
                                                               1996        1995
                                                            (pound)m    (pound)m

     Raw materials and  consumables                              3.2       4.0
     Work in progress                                            1.1       1.3
                                                                 ---       ---
                                                                 4.3       5.3
                                                                 ===       ===

                                                 YORKSHIRE ELECTRICITY GROUP PLC


NOTES TO THE ACCOUNTS
Year ended 31 March 1996


13.   DEBTORS

                                                              31 March  31 March
                                                                  1996     1995
                                                               (pound)m (pound)m
     Amounts falling due within one year:

     Trade debtors                                                188.6   208.9
     Amounts owed by group undertakings                             -       -
     Amounts owed by associated undertakings                        0.2     0.4
     Credit sale instalments not yet due                            0.1     0.8
     Other debtors                                                 22.7     8.8
     Prepayments and accrued income                                11.0     3.2
     Dividends receivable                                           0.7    10.0
     Purchase of electricity                                        1.2     -
     Investment in finance leases                                   1.3     4.2
                                                                    ---     ---
                                                                  225.8   236.3
     Amounts falling due after more than one year:

     ACT recoverable on proposed dividends                         11.4     7.4
     Credit sale instalments not yet due                            0.1     0.1
     Investment in finance leases                                  15.1    55.7
                                                                   ----    ----
                                                                  252.4   299.5
                                                                  -----   -----
     Included in trade debtors are the
      following amounts for unbilled
      consumption                                                  99.3    88.7
                                                                   ====    ====


     The cost of assets acquired for the purpose of leasing under finance leases was(pound)3.1m (1995 - (pound)21.8m). Rentals receivable were(pound)9.4m (1995-(pound)13.6m).


14.   INVESTMENTS

                                                              31 March  31 March
                                                                  1996     1995
                                                               (pound)m (pound)m

     Money market investments                                     287.4   178.0
                                                                  =====   =====

                                                 YORKSHIRE ELECTRICITY GROUP PLC


NOTES TO THE ACCOUNTS
Year ended 31 March 1996


15.   CREDITORS

                                                             31 March  31 March
                                                                 1996      1995
                                                               (pound)m (pound)m
     Creditors (amounts falling due within one year):

     Bank loans and overdrafts                                    7.6       3.2
     Loan stock 2007 (note 16)                                    3.0       3.0
     Secured loans (note 16)                                      -         4.8
     Unsecured loans (note 16)                                    2.2       -
     Payments received in advance                                54.7      30.4
     Other trade creditors                                       16.8      10.9
     Bills of exchange                                            -        44.0
     Amounts owed to group undertakings                           -         -
     Commercial paper                                            77.5      36.2
     Purchase of electricity                                     74.9      60.4
     Corporation tax                                             56.8      84.3
     Taxation and social security                                 5.3       9.2
     Other creditors                                             21.9      21.1
     Accruals and deferred income                                52.4      49.9
     Over recovery of regulated income                           13.0       4.7
     Proposed dividend                                           43.3      39.4
     Amounts owed to associated undertakings                      -         1.2
                                                                 ----       ---
                                                                429.4     402.7
                                                                =====     =====
     Creditors (amounts falling due after
      more than one year):

     10 year 8 5/8% Eurobond (note 16)                          148.6       -
     25 year 9 1/4% Eurobond (note 16)                          196.5     196.4
     Secured long term loans (note 16)                            -        92.5
     Unsecured long term loans (note 16)                         78.6      15.6
     Amounts owed to group undertakings                           -         -
                                                                 ----      ----
                                                                423.7     304.5
                                                                =====     =====

                                                 YORKSHIRE ELECTRICITY GROUP PLC


NOTES TO THE ACCOUNTS
Year ended 31 March 1996


16.   LOANS AND DEBENTURES

     Loans outstanding are repayable as follows:

                                       Unsecured loans and    Secured loans and
                                              loan stocks        loan stocks
                                        31 March  31 March   31 March  31 March
                                            1996      1995       1996      1995
                                        (pound)m  (pound)m   (pound)m  (pound)m

     Within one year, or on demand           5.2       3.0         -        4.8
     Between one and two years               4.6       -           -        5.1
     Between two and five years             28.7       9.8         -       14.9
     Over five years                       390.4     202.2         -       72.5
                                           -----     -----       ---       ----
                                           428.9     215.0         -       97.3
                                           =====     =====       ===       ====


                                                             31 March  31 March
                                                                 1996      1995
                                                             (pound)m  (pound)m
     Unsecured loans and loan
      stocks:

     10 year 8 5/8% Eurobond                                     148.6      -
     25 year 9 1/4% Eurobond                                     196.5    196.4
     7.52% credit facility due 1999-2002                          15.0      -
     6.55% credit facility due 1997-2000                          15.0     15.0
     0% unsecured loan due 2004                                    0.6      0.6
     Unsecured loan stock LIBOR minus 0.5% due 2007                3.0      3.0
     Fixed rate 8.05% due 2009                                    50.2      -
                                                                  ----     ----
                                                                 428.9    215.0
                                                                 =====    =====

                                                 YORKSHIRE ELECTRICITY GROUP PLC


NOTES TO THE ACCOUNTS
Year ended 31 March 1996

16.  LOANS AND DEBENTURES (continued)

     The unsecured loan stock 2007 may be redeemed at not less than six months notice in writing.

     In July 1995 the Group raised (pound)150m by means of a 10 year 8 5/8% Eurobond Issue.

                                                             31 March  31 March
                                                                 1996      1995
                                                             (pound)m  (pound)m
     Secured loans and loan stocks:

     Floating rate (LIBOR plus 0.85%-0.95%)                         -      43.3
     Fixed rate (8.05%)                                             -      52.4
     Subordinated convertible loan stock(15%) due 2014              -       1.6
                                                                 ----      ----
                                                                    -      97.3
                                                                 ====      ====

     The subordinated convertible loan stock was redeemed at par.

     As part of its risk management policy, the Group employs a range of financial instruments for current and future borrowing requirements and income streams. This includes agreements under which counterparties have undertaken to pay amounts to the Group equal to variable interest obligations in consideration of amounts payable by the Group equivalent to fixed rates of interest. The agreements have a notional value of (pound)89.0m and are at fixed rates varying between 6.64% and 10.98%. The time remaining to maturity on the agreements varies between 2 and 9 years.


17.   PROVISIONS FOR LIABILITIES AND CHARGES

                                                              Pensions   Other
                                                              (pound)m  (pound)m

     Balance at 1 April 1995                                       3.1     44.3
     Utilised/paid in the year                                    (1.1)   (17.4)
     Provided in the year                                          -       10.4
     Reclassification from investments (note 11)                   -        8.0
                                                                   ---     ----
     Balance at 31 March 1996                                      2.0     45.3
                                                                   ===     ====

                                                 YORKSHIRE ELECTRICITY GROUP PLC


NOTES TO THE ACCOUNTS
Year ended 31 March 1996

17.  PROVISIONS FOR LIABILITIES AND CHARGES (continued)

     Other provisions comprise:

                                                            31 March   31 March
                                                                1996       1995
                                                            (pound)m   (pound)m

     Rationalisation costs                                       17.2      31.9
     Third party claims                                           4.7       5.0
     Homepower related costs                                      8.0       -
     Other                                                       15.4       7.4
                                                                 ----       ---
                                                                 45.3      44.3
                                                                 ====      ====

     Following the pension scheme valuation (note 22) the pensions provision is being released to the profit and loss account in accordance with SSAP 24.

     (pound)8m of the provision against the investment in Homepower Retail Ltd has been reclassified from investments to provisions for liabilities and charges. This is due to the fact that costs will be incurred directly by the Company rather than by Homepower Retail Ltd.


18.   DEFERRED TAXATION

     No provision  for deferred tax is required at 31 March 1996 (31 March 1995:
     nil). Total potential deferred tax liabilities computed at the current rate of corporation tax of 33% (1995 - 33%) are as follows:

                                                             31 March  31 March
                                                                 1996      1995
                                                             (pound)m  (pound)m

     Capital allowances in excess of depreciation               197.3     178.0
     Capital gains tax on revalued assets                         4.0       -
     Other timing differences                                    (7.6)    (14.0)
                                                                 ----     -----
                                                                193.7     164.0
                                                                =====     =====

19.  CALLED UP SHARE CAPITAL

                                                             31 March  31 March
                                                                 1996      1995
                                                             (pound)m  (pound)m
     Authorised:
     220,000,000 ordinary shares of 68 2/11p each
     (1995 264,000,000 ordinary shares of 56 9/11p each)        150.0     150.0
                                                                =====     =====
     Allotted and fully paid:
     158,555,100 ordinary shares of 68 2/11p each
     (1995 183,898,175 ordinary shares of 56 9/11p each)        108.1     104.5
                                                                =====     =====

                                                 YORKSHIRE ELECTRICITY GROUP PLC


NOTES TO THE ACCOUNTS
Year ended 31 March 1996

19.   CALLED UP SHARE CAPITAL (continued)

     609,111 shares of 56 9/11p and 302,202 shares of 68 2/11p were allotted through the year as a result of the exercise of options in special circumstances under the Savings-Related Share Option Scheme (note 19(b)). 426,662 shares of 56 9/11p and 40,396 shares of 68 2/11p were allotted through the year as a result of the exercise of options under the Executive Share Option Scheme (note 19(c)).

     In January 1996 the share capital was consolidated on the basis of five new 68 2/11p ordinary shares for every six existing 56 9/11p ordinary shares. 350,366 fractional shares of a nominal value of 11 4/11p, arising as a consequence of the consolidation were repurchased by the Company on 22 January 1996, at an aggregate cost of (pound)420,439 (being 120p for each fractional share). The fractional shares represented 0.03% of the issued share capital of the Company existing immediately prior to the consolidation.

     Between 1 March 1996 and 31 March 1996, 4,159,273 shares of 68 2/11p were allotted as a result of the maturity of the 1990 Sharesave Scheme.

     Employee share schemes

     Under arrangements put in place for employees the number of participants and the number of share options under each of the share schemes at 31 March 1996 were:

     (a)    The Yorkshire Electricity Profit Sharing Scheme

     Under the Free and Matching Offer at privatisation the shares were held in trust for two years (until December 1992) unless the employee ceased employment on account of injury, disability or redundancy or the employee reached state pensionable age. At this stage shares purchased under the matching offer were transferred to the shareholder. The free shares remained in trust for a further three years. On 11 December 1995 the shares were transferred to the shareholder.

     (b)    Savings-Related Share Option Scheme

     Participants                       240
     Shares subject to options to
      purchase                          192,289
     Price per share                    (pound)1.75
     Date of grant                      11 December 1990
     Period of option                   At the end of 5 years
     Options exercised in special
      circumstances*                    951,709

     * Special circumstances include leaving employment because of injury, disability or redundancy, or at contractual retirement age or state pensionable age.

     During the year a new grant of options under the Savings-Related Share Option Scheme was made as follows:

     Sharesave Scheme 1996

     Participants                       2,767
     Shares subject to options to
      purchase                          1,534,193
     Price per share                    (pound)5.48
     Date of grant                      16 February 1996
     Period of option                   At the end of 5 years

                                                 YORKSHIRE ELECTRICITY GROUP PLC


NOTES TO THE ACCOUNTS
Year ended 31 March 1996

19.  CALLED UP SHARE CAPITAL (continued)

      (c)   Executive Share Option Scheme

          Options outstanding:

                                             31 March 1996       31 March 1995
                         Price     Period     No. of             No. of
     Date granted          per        of    partic-  No. of    partic-  No. of
                         share     option    ipants   shares     ipants  shares

     23 January 1991  (pound)2.87  3-10 yrs       -        -         1   16,771
     28 January 1992  (pound)3.71  3-10 yrs       -        -         1   30,098
     21 December 1992 (pound)4.78  3-10 yrs      27  563,633        49  977,652
     23 January 1995  (pound)7.82  3-10 yrs       5   45,636         5   45,636
     26 January 1996  (pound)6.85  3-10 yrs      18  116,066         -        -

     During the year:

     1 participant  exercised options over 16,771 shares at an option price of
       (pound)2.87 per share.
     1 participant  exercised options over 30,098 shares at an option price of
       (pound)3.71 per share.
     22 participants exercised options over 414,019 shares at an option price of (pound)4.78 per share.

     (d)    Long Term Incentive Scheme

          Under the Long Term Incentive Scheme shares are held in trust until 1998 when the relevant number of shares will be transferred to the Executives. The operation of the Scheme is described in note 6. The costs of the trust are charged to the profit and loss account. The number of shares held in trust at 31 March 1996 was 23,951 at an aggregate market value of (pound)194,722. The dividends on these shares were received by the trust.

     (e)    The YEG (NGG) Trust

          The purpose and operation of the trust are explained in note 4(f).


20.   RESERVES

     (a)    Reconciliation of movement in equity shareholders' funds

                                                             31 March  31 March
                                                                 1996      1995
                                                             (pound)m  (pound)m

     Profit for the financial year                               128.5    160.9
     Dividends                                                  (535.6)  (244.0)
                                                                ------   ------
     Retained deficit for the financial year                    (407.1)   (83.1)
     Other recognised gains and losses for the year              287.5      8.1
     Shares issued                                                10.9      2.9
     Purchase of own shares                                       (0.3)    (0.4)
     Goodwill                                                      4.1      1.8
                                                                   ---      ---
     Net decrease in shareholders' funds for the year           (104.9)   (70.7)
     Equity shareholders' funds at 1 April                       625.9    696.6
                                                                 -----    -----
     Equity shareholders' funds at 31 March                      521.0    625.9
                                                                 =====    =====

                                                 YORKSHIRE ELECTRICITY GROUP PLC


NOTES TO THE ACCOUNTS
Year ended 31 March 1996

20.  RESERVES (continued)

     (b)    Reserves
                                Investment
                                 property            Capital   Profit
                        Share    revalua-   Revalua    redemp-     and
                       premium      tion      tion      tion     loss
                       account   reserve   reserve   reserve   account    Total
                       (pound)m  (pound)m  (pound)m  (pound)m  (pound)m (pound)m

     Balance at 1
      April 1995             3.4    10.9       71.7      -       435.4    521.4
     Movement/(deficit)
      for the financial
      year                   7.3   (6.6)        -        -      (407.1)  (406.4)
     Revaluation of NGG      -      -         233.2      -         -      233.2
     Revaluation of PSB      -      -          56.1      -         -       56.1
     Realisation of
      NGG revaluation        -      -        (281.8)     -       281.8      -
     Realisation of
      PSB revaluation        -      -         (56.1)     -        56.1      -
     Amortisation of
      bond finance
      costs                 (0.2)   -           -        -         0.2      -
     Investment property
      disposal               -     (2.6)        -        -         2.6      -
     Release of associate
      goodwill               -      -           -        -         1.5      1.5
     Release of subsidary
      goodwill               -      -           -        -         2.6      2.6
     Gain on deemed
      disposal               -      -           -        -         4.8      4.8
     Purchase of own shares  -      -           -        0.1      (0.4)    (0.3)
                           ---    ---          ----      ---      ----     ----
     Balance at 31
      March 1996            10.5    1.7        23.1      0.1     377.5    412.9
                            ----    ---        ----      ---     -----    -----

     The profit for the financial year dealt with in the accounts of the Company was(pound)135.1m (1995 - (pound)154.8m; 1994 -(pound)88.3m). As allowed by section 230(1) of the Companies Act 1985, the Company has not presented its own profit and loss account. The Company's profit and loss account was approved by the Board on 13 June 1996. The cumulative goodwill set off to reserves is(pound)3.9m (1995 -(pound)8.0m; 1994(pound)9.8m).

                                                 YORKSHIRE ELECTRICITY GROUP PLC


NOTES TO THE ACCOUNTS
Year ended 31 March 1996


21.   CASH FLOW STATEMENT

     (a) Reconciliation of operating profit to net cash inflow from operating activities

                                                       1996     1995      1994
                                                      pound)m (pound)m  (pound)m

     Operating profit                                  118.2     227.7    159.3
     Depreciation                                       40.9      39.5     32.9
     Investment property write downs                     -         3.5      -
     Profit on sale of tangible assets                  (2.4)     (1.8)    (0.3)
     Release of subsidiary goodwill                      2.6       -        -
     Compensation of option holders                      7.2       -        -
     (Decrease)/increase in provisions                  (9.5)     (7.4)    25.2
     Decrease/(increase) in debtors                      9.7     (47.0)    (2.8)
     Increase/(decrease) in creditors                   58.4      (0.4)    57.4
     Decrease in stocks                                  0.7       0.3      6.5
                                                         ---       ---      ---
     Net cash inflow from operating
      activities                                       225.8     214.4    278.2
                                                       =====     =====    =====

     (b)    Analysis of changes in cash and cash equivalents during the year

                                                       1996     1995      1994
                                                     (pound)m (pound)m  (pound)m

     Balance at 1 April                                104.8      71.5    190.4
     Net cash inflow/(outflow)                         139.1      33.3   (118.9)
                                                       -----      ----   ------
     Balance at 31 March                               243.9     104.8     71.5
                                                       =====     =====     ====

     (c)    Analysis of cash and cash equivalents as shown  in the balance sheet

                                                    Increase/(decrease) in year
                                                   -----------------------------
                                    1996     1995      1996     1995      1994
                                  (pound)m (pound)m  (pound)m (pound)m  (pound)m

     Cash at bank and in hand          1.1      7.5     (6.4)    (12.0)   (14.1)
     Money market investments        250.4    144.5    105.9      44.8    (88.4)
     Bank loans and overdrafts        (7.6)    (3.2)    (4.4)      6.5     (3.4)
     Bills of exchange                 -      (44.0)    44.0      (6.0)   (13.0)
                                       ---    -----     ----      ----    -----
                                     243.9    104.8    139.1      33.3   (118.9)
                                     =====    =====    =====      ====   ======

     In accordance with FRS 1 investments and borrowings maturing over three months after their inception are excluded from cash and cash equivalents. The amounts excluded are:

                                                       1996     1995      1994
                                                     (pound)m  pound)m  (pound)m

     Money market investments                            37.0     33.5     83.2
                                                         ====     ====     ====

                                                 YORKSHIRE ELECTRICITY GROUP PLC


NOTES TO THE ACCOUNTS
Year ended 31 March 1996


21.  CASH FLOW STATEMENT (continued)

     (d)    Analysis of changes in financing during the year

                                                                1996
                                                                         Secured
                                                                             and
                                                  Commercial    Share  unsecured
                                                       Paper  capital      loans
                                                    (pound)m (pound)m   (pound)m

     Balance at 1 April 1995                            36.2     107.9    312.3
     Cash flows from financing                          41.3      10.9    116.6
     Amortisation of bond finance costs                  -        (0.2)     -
                                                         ---      ----     ----
     Balance at 31 March 1996                           77.5     118.6    428.9
                                                        ====     =====    =====

                                                                1995
                                                                         Secured
                                                                             and
                                                  Commercial    Share  unsecured
                                                       Paper  capital      loans
                                                    (pound)m (pound)m   (pound)m

     Balance at 1 April 1994                            45.0     105.0    132.4
     Cash flows from financing                          (8.8)      2.9    179.9
                                                        ----       ---    -----
     Balance at 31 March 1995                           36.2     107.9    312.3
                                                        ====     =====    =====

                                                                1994
                                           Govern-                       Secured
                                              ment                           and
                                Bills of deben- Commercial Share unsecured exchange ture paper capital loans (pound)m (pound)m (pound)m (pound)m (pound)m

     Balance at 1 April 1993         5.0      126.0      52.3     103.7   107.4
     Cash flows from financing      (5.0)    (126.0)     (7.3)      1.3    25.0
                                    ----     ------      ----       ---    ----
     Balance at 31 March 1994        0.0        0.0      45.0     105.0   132.4
                                     ===        ===      ====     =====   =====

     In addition to the above, (pound)0.4m (1995 - (pound)0.4m; 1994 - nil) has been set off against profit and loss reserves in connection with the purchase of own shares.

                                                 YORKSHIRE ELECTRICITY GROUP PLC


NOTES TO THE ACCOUNTS
Year ended 31 March 1996

21.  CASH FLOW STATEMENT (continued)

     (e) Analysis of net inflow of cash and cash equivalents in respect of the disposal of subsidiary undertakings

                                                                           1996
                                                                       (pound)m

     Cash consideration                                                    32.5
     Cash balances of subsidiary undertakings                               -
                                                                            ---
     Net inflow of cash and cash equivalents in
      respect of the disposal of subsidiaries                              32.5
                                                                           ====

22.   PENSION COMMITMENTS

     Most of the Group's employees are members of the Electricity Supply Pension Scheme which provides pension and other related benefits based on final pensionable pay to employees throughout the Electricity Supply Industry. The assets of the Scheme are held in a separate trustee administered fund. The pension cost to the Group for the year was (pound)6.7m (1995 - (pound)11.2m; 1994 - (pound)14.9m).

     The latest actuarial valuation of the Group's section of the Scheme was carried out as at 31 March 1995. The projected unit method was used for the valuation, the principal actuarial assumptions adopted being an investment return of 9% per annum, salary increases (exclusive of merit awards) of 6.5% per annum, price inflation of 5% per annum and equity dividend growth of 4.5% per annum.

     At the date of the latest actuarial valuation the market value of the Group's section of the Scheme was (pound)576.4m and the actuarial value of the assets was sufficient to cover 106.4% of the benefits that had accrued to members. The resultant past service surplus of (pound)33.8m is being utilised partly to pay benefits to members from 1 April 1996, with the remaining balance (net of the capital cost of ex gratia and supplementary pensions) being released to the profit and loss account over the expected remaining working lives of members. Contributions payable by the Group to the Scheme during the year were (pound)7.8m (1995 - (pound)11.6m; 1994 - (pound)15.4m). The balance outstanding to the Scheme at 31 March 1996 was (pound)0.1m (31 March 1995 (pound)0.0m).

     The next actuarial valuation is due as at 31 March 1998.

     From 1 April 1995 new employees are only eligible to join the Yorkshire Electricity Pension Plan, which is a defined contribution scheme. The contributions payable by the Group to the Scheme during the year were (pound)0.0m (1995 - (pound)0.0m).

                                                 YORKSHIRE ELECTRICITY GROUP PLC


NOTES TO THE ACCOUNTS
Year ended 31 March 1996

23.   LEASE OBLIGATION

     The Group has the following annual commitments under operating leases for equipment and vehicles which expire:

                                                             31 March  31 March
                                                                 1996      1995
                                                             (pound)m  (pound)m

     Within one year                                               2.2      1.1
     In the second to fifth year inclusive                         1.4      3.8
                                                                   ---      ---
                                                                   3.6      4.9
                                                                   ===      ===

     Operating lease rentals charged to the profit and loss account were:

                                                        1996     1995     1994
                                                      (pound)m (pound)m (pound)m

     Land and buildings                                   0.4      0.4      0.4
     Plant and machinery                                  5.0      7.2      7.8
                                                          ---      ---      ---
                                                          5.4      7.6      8.2
                                                          ===      ===      ===

24.   COMMITMENTS

     (a)    Capital commitments

                                                             31 March  31 March
                                                                 1996      1995
                                                             (pound)m  (pound)m

     Contracted                                                   30.0     29.6
                                                                  ====     ====

     (b)    Other commitments

          The Group has long term contracts in both its gas and generation businesses for the supply of gas. These contracts are for a total of 1,241m therms and for periods of up to 12 years. The Company has a contract with its subsidiary, Regional Power Generators Ltd relating to the purchase of electricity which expires in 2008.


25.   POST BALANCE SHEET EVENTS

     Yorkshire Electricity sold its 50% shareholding in Torch Telecom, a joint venture with Kingston Communications of Hull, on 9 October 1996. This resulted in a profit to the Group of (pound)14.5m.

     After the year end the Company completed the sale of most of its investment properties for (pound)27.7m.

                                                 YORKSHIRE ELECTRICITY GROUP PLC


NOTES TO THE ACCOUNTS
Year ended 31 March 1996

26. SUMMARY OF DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED KINGDOM AND THE UNITED STATES OF AMERICA

     The financial statements are prepared in accordance with generally accepted accounting principles in the United Kingdom ("UK GAAP"), which differ in certain material respects from those generally accepted accounting principles in the United States of America ("US GAAP"). The differences that are material to Yorkshire Electricity relate to the following items and the necessary adjustments are shown in the tables that follow:

     Accounting for the National Grid transactions

     (a) In October 1995, the shareholders of the National Grid Group, consisting of the 12 Regional electrical companies (RECs) and Her Majesty's Government (owning one special share) agreed to seek a listing for the NGG shares on the London Stock Exchange. As part of the agreement among the shareholders of NGG, each REC agreed to provide a one-off discount to each of their respective domestic customers (see note 4) and, in order to compensate the RECs for the cost of the discount and other costs associated with the listing, NGG paid a special dividend shortly before the listing.

          Under UK GAAP, the discount was reported as a deduction of turnover and the special dividend was included in dividends from fixed asset investments. Under US GAAP, the discount and dividend would have been recorded on a net basis in the income statement.

     (b) On 17 November 1995, a specie dividend of NGG's holding in PSB was made. The company recorded the receipt of the PSB shares through the dividend at no value. Following this the Group's investment was revalued to the estimated market value through the revaluation reserve. Subsequently on 21 December 1995 the investment was realised and the revaluation surplus was transferred in reserves to the profit and loss account.

          Under US GAAP the fair value of the interest in PSB would be recorded as dividend income in the income statement.

     (c) In December 1995 the Group made a distribution in specie to its shareholders of approximately 90% of its interest in NGG's issued ordinary share capital. The amount of revaluation surplus which was realised upon distribution of the shares was transferred through reserves to the profit and loss account.

          Under US GAAP the realised gain upon distribution of the shares would be reported in the income statement.

     (d) In order not to disadvantage holders of options in Yorkshire Electricity shares the amount of NGG shares each option holder would have been entitled to receive had the shares under option been issued were put in trust to distribute to the option holders upon exercise of the option. The Group recorded an expense for the value of these NGG shares.

          Under US GAAP this would be an equity transaction and would not be reflected on the income statement.

                                                 YORKSHIRE ELECTRICITY GROUP PLC


NOTES TO THE ACCOUNTS
Year ended 31 March 1996


26. SUMMARY OF DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED KINGDOM AND THE UNITED STATES OF AMERICA (continued)

     Deferred Taxation

     Under UK GAAP, deferred taxation is provided at the rates at which the taxation is expected to become payable. No provision is made for amounts which are not expected to become payable in the foreseeable future. Under US GAAP, deferred taxation is provided on all temporary differences under the liability method at rates at which the taxation would be payable in the relevant future years.

     Dividends from fixed asset investments

     Under UK GAAP, dividends from the National Grid Group and other fixed asset investments have been recorded in the profit for the year to which they pertain. Under US GAAP, dividends are recorded in the financial statements of the year in which they are declared.

     Dividends payable

     Under UK GAAP, dividends are recorded in the financial statements for the year to which they pertain. Under US GAAP, dividends are recorded in the financial statements in the period in which they are declared.

     Stock-based compensation expense

     Under UK GAAP, on the granting of share options, no amounts are normally attributed to employee remuneration. Under US GAAP, upon the granting of share options to employees, the employer recognises as employee compensation the difference between the market value of the shares and the amount the employees are required to pay.

     Pension Costs

     Under both UK GAAP and US GAAP pension costs are provided so as to provide for future pension liabilities. However, there are differences in the prescribed methods of valuation which give rise to GAAP adjustments to the pension cost and the pension prepayment.

     Investment properties

     Under UK GAAP, investment properties are revalued annually in the balance sheet to open market value and are not depreciated. Under US GAAP investment properties are recorded at cost and their cost less residual value is depreciated over their estimated useful lives in a systematic and rational manner.

     Goodwill

     Under UK GAAP, it is acceptable to eliminate purchased goodwill directly against reserves. Under US GAAP goodwill is recorded as an asset and amortised to earnings over its estimate life.

                                                 YORKSHIRE ELECTRICITY GROUP PLC


NOTES TO THE ACCOUNTS
Year ended 31 March 1996


26. SUMMARY OF DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED KINGDOM AND THE UNITED STATES OF AMERICA (continued)

     Statement of Cash Flows

     The group's statement of cash flows is prepared in accordance with UK Financial Reporting Standard 1 (FRS 1), the objectives and principles of which are similar to those set out in US GAAP under Statement of Financial Accounting Standard No. 95, "Statement of Cash Flows" (SFAS 95). The significant differences between FRS 1 and SFAS 95 relate to classification. Under FRS1, a reconciliation of profit from operations to flows from operating activities is presented in a note, and cash paid for interest and income taxes are presented separately from cash flows from operating activities. Under SFAS 95, cash flows from operating activities are based on net profit, include interest and income taxes, and are presented on the face of the statement. UK GAAP requires cash and cash equivalents to be presented net of overdrafts, SFAS 95 treats overdrafts within financing activities.

     The approximate effect of the differences between UK GAAP and US GAAP on profit for the financial year, equity shareholders' funds and total assets are as follows:

                                                      1996      1995      1994
                                                    (pound)m  (pound)m  (pound)m


      Profit for the financial year                     128.5    160.9    106.9
        under UK GAAP
      Items increasing / (decreasing)
        profit:
        Realised gain on NGG shares                     215.8      -        -
        Dividend from NGG of PSB shares                  56.1      -        -
        NGG share expense related to
        option holders                                    8.7      -        -
        Deferred taxation                               (23.1)   (23.2)    (9.0)
        Dividends from fixed asset investments           11.6     (0.6)    (1.6)
        Tax credits on dividends receiveable             (2.3)     0.1      0.1
        Stock-based compensation                         (0.6)    (1.5)    (1.4)
        Pension costs                                    (2.8)     6.4     (1.0)
        Investment properties                             1.6     (0.5)    (0.3)
        Goodwill                                         (0.1)    (0.2)    (0.3)
                                                         ----     ----     ----
      Net income under US GAAP                          393.4    141.4     93.4
                                                        =====    =====     ====

                                                 YORKSHIRE ELECTRICITY GROUP PLC


NOTES TO THE ACCOUNTS
Year ended 31 March 1996

26. SUMMARY OF DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED KINGDOM AND THE UNITED STATES OF AMERICA (continued)

                                                               1996      1995
                                                             (pound)m  (pound)m

      Equity shareholders' funds under UK GAAP                  521.0    625.9
      Items increasing /(decreasing) shareholders' equity:
        Deferred taxation                                      (164.3)  (137.4)
        Dividends from fixed asset                               (0.7)   (10.0)
        investments
        Dividends payable                                        43.3     39.4
        Pension costs                                             6.5      9.3
        Investment properties                                    (3.5)   (11.7)
        Provision for stock based                                (1.6)    (5.4)
        compensation
        Goodwill                                                  -        7.3
        Other                                                    (1.8)     -
                                                                  ---      ---
      Stockholders' equity under US GAAP                        398.9    517.4
                                                                =====    =====

                                                               1996      1995
                                                             (pound)m  (pound)m

      Total assets under UK GAAP                              1,421.5  1,382.3
      Items increasing /(decreasing) total assets:
        ACT Recoverable                                         (11.4)    (7.4)
        Dividends from fixed asset                               (0.7)   (10.0)
        investments
        Pension costs                                             4.6      6.3
        Investment properties                                    (3.5)   (11.7)
        Goodwill                                                  -        7.3
        Other                                                    (1.8)     -
                                                                 ----      ---
      Total assets under US GAAP                              1,408.7  1,366.8
                                                              =======  =======

                                                 YORKSHIRE ELECTRICITY GROUP PLC


SUMMARISED GROUP PROFIT AND LOSS ACCOUNT
Six months ended 30 September 1996


                                         6 months ended    12 months ended
                                     30 Sept     30 Sept          31 March
                                        1996        1995              1996
                                                            (Excluding NGG
                                                            Exceptional Items)
                                      (pound)m   (pound)m         (pound)m

Turnover - continuing operations         608.3      620.1          1,426.0
                                         -----      -----          -------
Operating profit - continuing
  operations                              94.8      112.0            216.4
                                          ----      -----            -----
Share of (losses)/profits of
  associated undertakings                 (1.7)       1.6             (3.5)
Income from investments                    0.6        8.0              8.9
Loss on disposal of subsidiary
  undertakings                             -          -               (2.5)
                                           ---        ---             ----
Profit on ordinary activities
  before interest                         93.7      121.6            219.3
Net interest payable                     (12.9)     (11.0)           (20.1)
                                         -----      -----            -----
Profit on ordinary activities
  before taxation                         80.8      110.6            199.2

Taxation                                  17.8       27.3             52.1
                                          ----       ----             ----
Profit on ordinary activities
  after taxation                          63.0       83.3            147.1
Equity minority interests                  0.6        0.4              1.2
                                           ---        ---              ---
Profit for the period                     62.4       82.9            145.9
Ordinary dividend on equity shares        25.1       18.2             61.6
Special dividend on equity shares          -          -              184.9
                                           ---        ---            -----
Retained profit/(deficit)for the period   37.3       64.7           (100.6)
                                          ====       ====           ======
Earnings per ordinary share               39.3p      45.0p            81.7p
                                          ====       ====             ====
Ordinary dividend per ordinary share      15.80p     11.88p           39.18p
                                          -----      -----            -----

                                                 YORKSHIRE ELECTRICITY GROUP PLC


GROUP BALANCE SHEET
Six months ended 30 September 1996

                                                     30 Sept  30 Sept  31 March
                                                        1996     1995      1996
                                                    (pound)m (pound)m  (pound)m
FIXED ASSETS
Tangible assets                                        768.4     776.5    772.0
Investments                                            105.4     140.8    104.3
                                                       -----     -----    -----
                                                       873.8     917.3    876.3
                                                       =====     =====    =====
CURRENT ASSETS
Stocks                                                   5.0       4.4      4.3
Debtors                                                210.2     255.9    252.4
Investments                                            364.2     429.1    287.4
Cash at bank and in hand                                33.1       6.8      1.1
                                                        ----       ---      ---
                                                       612.5     696.2    545.2
CREDITORS: amounts falling due
  within one year                                     (463.3)   (427.6)  (429.4)

NET CURRENT ASSETS                                     149.2     268.6    115.8

TOTAL ASSETS LESS CURRENT
  LIABILITIES                                        1,023.0   1,185.9    992.1

CREDITORS: amounts falling due
  after more than one year                            (422.4)   (450.2)  (423.7)
Provisions for liabilities and charges                 (41.4)    (41.9)   (47.3)
                                                       -----     -----    -----
NET ASSETS                                             559.2     693.8    521.1
                                                       =====     =====    =====
CAPITAL AND RESERVES
Called up share capital                                108.5     104.7    108.1
Share premium account                                   12.2       4.1     10.5
Investment property revaluation reserve                  1.7      10.9      1.7
Revaluation reserve                                     18.1      71.7     23.1
Capital redemption reserve                               0.1       -        0.1
Profit and loss account                                417.9     500.2    377.5
                                                       -----     -----    -----
EQUITY SHAREHOLDERS' FUNDS                             558.5     691.6    521.0
Equity minority interests                                0.7       2.2      0.1
                                                         ---       ---      ---
                                                       559.2     693.8    521.1
                                                       =====     =====    =====

                                                 YORKSHIRE ELECTRICITY GROUP PLC


SUMMARISED GROUP CASH FLOW STATEMENT
Six months ended 30 September 1996

                                                                      12 months
                                                      6 months ended      ended
                                                     30 Sept  30 Sept  31 March
                                                        1996     1995      1996
                                                            (Restated)(Restated)
                                                    (pound)m (pound)m  (pound)m

Cash flow from operating activities                    110.6     175.4    228.1
Returns on investments and servicing of finance          -        (1.1)    94.1
Taxation                                                 7.3     (19.4)   (97.6)
Capital expenditure and financial investment           (14.1)    (49.1)   (38.1)
Acquisitions and disposals                               -         -       32.5
Equity dividends paid                                    -         -     (242.5)
                                                         ---       ---   ------
Cash flow before use of liquid
  resources and financing                              103.8     105.8    (23.5)

Management of liquid resources                         (79.1)   (301.9)  (153.6)
Financing                                                6.9     188.8    168.4
                                                         ---     -----    -----
Increase/(decrease) in cash                             31.6      (7.3)    (8.7)
                                                        ====      ====     ====

                                                 YORKSHIRE ELECTRICITY GROUP PLC

STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES
Six months ended 30 September 1996

                                                                      12 months
                                                      6 months ended      ended
                                                     30 Sept  30 Sept  31 March
                                                        1996     1995      1996
                                                     (pound)m (pound)m  (pound)m

Profit for the period                                   62.4      82.9    128.5
Unrealised deficit on revaluation of investment
  properties                                             -         -       (6.6)
Gain on deemed disposal of part holding in
  associated undertaking                                 -         -        4.8
(Deficit)/surplus on revaluation of investment
  in NGG                                                (4.1)      -      233.2
Surplus on revaluation of investment in PSB              3.0       -       56.1
                                                         ---       ---     ----
Total recognised gains and losses for the
  period                                                61.3      82.9    416.0
                                                        ====      ====    =====

                                                 YORKSHIRE ELECTRICITY GROUP PLC


NOTES
Six months ended 30 September 1996


1.   BASIS OF PREPARATION

     The interim results to 30 September 1996 and 30 September 1995 are unaudited. The interim financial statements, which were approved by the Directors on 10 December 1996, were prepared on the historical cost basis (as modified by the revaluation of certain fixed assets) consistent with the accounting policies adopted for the year ended 31 March 1996 as set out in the Company's Annual Report and Accounts.

     The financial information contained in this interim statement does not constitute statutory accounts within the meaning of Section 240 of the Companies Act 1985. The results for the year ended 31 March 1996 are abridged from the full accounts for that year, which contain an unqualified auditor's report and have been delivered to the Registrar of Companies. To facilitate comparison, the results for the year ended 31 March 1996 are presented before NGG exceptional items, which arose in the second half of 1995/96. The summarised Cash Flow Statement has been prepared in accordance with FRS1 (Revised). Comparative figures for September 1995 and March 1996 have been restated on the same basis.

2.   DIVIDEND

     An interim dividend of 15.80p (net) per ordinary share will be paid on 25 March 1997. The shares will be marked ex-dividend on 27 January 1997 and the record date will be 4 February 1997.

3.   TAXATION

     The taxation charge is derived by applying the forecast effective rate for the year.

4.   EARNINGS PER SHARE

     Earnings per share are based on earnings for the period of (pound)62.4m (1995: (pound)82.9m) and calculated on 158.9m shares being the weighted average number in issue during the interim period to 30 September 1996 (1995: 184.1m). A consolidation of shares took place in January 1996 and the earnings per share figure for 1995 would have been 54.0p (153.4m shares) if it had been calculated on the basis that the consolidation had occurred at the commencement of the period.

5.   ANALYSIS OF TURNOVER AND OPERATING PROFIT BY BUSINESS ACTIVITY:

                                                  Turnover     Operating profit
                                              Sept      Sept     Sept     Sept
                                              1996      1995     1996     1995
                                            (pound)m  (pound)m (pound)m (pound)m

     Distribution                             142.8    155.8      60.1     77.0
     Supply                                   545.1    566.6      24.1     21.1
     Other businesses                          99.4     78.7      10.6     13.9
     Inter activity sales                    (179.0)  (181.0)      -        -
                                             ------   ------       ---      ---
     Total                                    608.3    620.1      94.8    112.0
                                              =====    =====      ====    =====

     Share of associated undertakings                             (1.7)     1.6
     Income from investments                                       0.6      8.0
                                                                   ---      ---
     Profit before interest and tax                               93.7    121.6
                                                                  ====    =====

                                                 YORKSHIRE ELECTRICITY GROUP PLC


NOTES
Six months ended 30 September 1996



6. SUMMARY OF DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED KINGDOM AND THE UNITED STATES OF AMERICA

     The financial statements are prepared in accordance with generally accepted accounting principles in the United Kingdom ("UK GAAP"), which differ in certain material respects from those generally accepted accounting principles in the United States of America ("US GAAP"). The differences that are material to Yorkshire Electricity relate to the following items and the necessary adjustments are shown in the tables that follow:

                                                                         Audited
                                                Unaudited 6 months to  12 months
                                                      30 Sept 30 Sept   31 March
                                                        1996     1995      1996
                                                     (pound)m (pound)m (pound)m
     Profit for the financial year under
       UK GAAP                                          62.4      82.9    128.5
     Items
      increasing/(decreasing) profit:
     Realised gain on NGG shares                         0.5       -      215.8
     Dividend from NGG of PSB shares                     3.0       -       56.1
     NGG share expense related to option                 -         -        8.7
      holders
     Deferred taxation                                 (10.6)    (10.9)   (23.1)
     Dividends from fixed asset investments              0.9      12.5     11.6
     Tax credits on dividends receivable                (0.2)     (2.5)    (2.3)
     Investment properties                               0.9      (0.7)     1.6
     Goodwill                                            -        (0.1)    (0.1)
     Stock-based compensation                           (0.3)      -       (0.6)
     Pension costs                                       0.2      (1.5)    (2.8)
                                                         ---      ----     ----
     Net income under US GAAP                           56.8      79.7    393.4
                                                        ====      ====    =====

                                                                         Audited
                                                Unaudited 6 months to  12 months
                                                      30 Sept 30 Sept   31 March
                                                        1996     1995      1996
                                                     (pound)m (pound)m (pound)m

     Equity shareholders' funds under
       UK GAAP                                         558.5     691.6    521.0
     Items increasing/(decreasing)
       shareholders' equity:
     Deferred taxation                                (173.5)   (148.3)  (164.3)
     Dividends from fixed asset investments              -         -       (0.7)
     Dividends payable                                   -         -       43.3
     Investment properties                              (2.6)    (12.4)    (3.5)
     Goodwill                                            -         7.2      -
     Provision for stock-based compensation             (0.9)     (5.2)    (1.6)
     Pension costs                                       6.7       7.8      6.5
     Other                                              (1.8)      -       (1.8)
                                                        ----       ---     ----
     Stockholders' equity under US GAAP                386.4     540.7    398.9
                                                       =====     =====    =====

                                                 YORKSHIRE ELECTRICITY GROUP PLC

NOTES
Six months ended 30 September 1996

6. SUMMARY OF DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED KINGDOM AND THE UNITED STATES OF AMERICA (continued)

                                                                         Audited
                                                Unaudited 6 months to  12 months
                                                      30 Sept 30 Sept   31 March
                                                        1996     1995      1996
                                                     (pound)m (pound)m (pound)m

     Total assets under UK GAAP                      1,486.3   1,613.5  1,421.5
     Items increasing/(decreasing)
      total assets:
     Dividends from fixed asset investments              -         -       (0.7)
     ACT recoverable                                     -         -      (11.4)
     Investment properties                              (2.6)    (12.4)    (3.5)
     Goodwill                                            -         7.2      -
     Pension costs                                       6.7       5.4      4.6
     Other                                              (1.8)      -       (1.8)
                                                        ----       ---     ----
     Total assets under US GAAP                      1,488.6   1,613.7  1,408.7
                                                     =======   =======  =======